UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Freescale Semiconductor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 21, 2006

8:30 a.m. Central Daylight Saving Time

Dear Stockholder:

You are cordially invited to attend our 2006 Annual Meeting of Stockholders, which will be held at 8:30 a.m. Central Daylight Saving Time on April 21, 2006 at the Austin Convention Center, 500 East Cesar Chavez Street, Austin, Texas 78701. We are holding the Annual Meeting for the following purposes:

1.	To elect two members of our Board of Directors, whose terms are described in this proxy statement.

2.	To ratify the appointment of the independent registered public accounting firm of KPMG LLP as our independent auditors for fiscal 2006.

3.	To transact other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Only holders of record of Freescale Class A and Class B Common Stock at the close of business on February 21, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. Please note that attendance at the meeting will be limited to Freescale stockholders as of the Record Date (or their authorized representatives) holding admission tickets or other evidence of ownership. The admission ticket is detachable from your proxy card. If your shares are held by a bank or broker, please bring to the meeting your statement evidencing your beneficial ownership of Freescale stock and photo identification.

It is important that your shares be represented and voted at the meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail. For further details, see “How can I vote my shares?” on page 2. If you have Internet access, we encourage you to record your vote via the Internet. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

By order of the Board of Directors,

John D. Torres

Secretary

Austin, Texas

March 16, 2006

THIS PROXY STATEMENT AND PROXY CARD ARE BEING

DISTRIBUTED ON OR ABOUT MARCH 16, 2006

ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

FREESCALE SEMICONDUCTOR, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2006

GENERAL INFORMATION

The Board of Directors (the “Board”) of Freescale Semiconductor, Inc. (“Freescale”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Freescale’s Annual Meeting of Stockholders (the “Annual Meeting”) on April 21, 2006. You are requested to vote on the proposals described in this proxy statement.

Our principal executive offices are located at 6501 William Cannon Drive West, Austin, Texas 78735. The telephone number at this address is (512) 895-2000.

The date of this proxy statement is March 16, 2006, and it was first mailed on that date, to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information. Our 2005 Annual Report to Stockholders on Form 10-K is enclosed in this mailing and also is available via the Internet on our website at www.freescale.com.

Q: Who can attend the Annual Meeting?

A: All stockholders as of the Record Date (or their authorized representatives) holding admission tickets or other evidence of ownership.

Q: How can I obtain an admission ticket for the Annual Meeting?

A: If you are a registered stockholder, an admission ticket is attached to the enclosed proxy card. You will not receive an admission ticket if a bank or a broker holds your shares. In that case, please come to the Annual Meeting and present proof of ownership of our stock at the registration table. A photo identification, such as a driver’s license, will also be requested.

Q: What proposals will be voted on at the Annual Meeting?

A: There are two proposals scheduled to be voted on at the Annual Meeting:

•	The election of two directors; and

•	The ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2006.

Q: What are Freescale’s voting recommendations?

A: Our Board recommends that you vote your shares as follows:

•	“FOR” each of the nominees to the Board; and

•	“FOR” the ratification of the appointment of KPMG LLP as Freescale’s independent auditors for fiscal 2006.

Q: What shares can I vote?

A: All shares of our Class A Common Stock and/or Class B Common Stock owned by you as of the Record Date of February 21, 2006 may be voted by you. These shares include those (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a broker, bank or other nominee. On February 21, 2006, there were 138,924,482 shares of Class A Common Stock issued and outstanding and 269,978,659 shares of Class B Common Stock issued and outstanding.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote your proxy directly to Freescale (via the Internet, by telephone or mail) or to vote in person at the Annual Meeting. We have enclosed a proxy card for your use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee (also known as shares registered “in street name”), you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, bank or other nominee will enclose a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting except by a signed proxy. If you wish to vote your shares in person, you must provide us with a legal proxy from your broker, bank or other nominee.

Q: What is the difference between the Class A Common Stock and the Class B Common Stock?

A: All shares of our Class A Common Stock and Class B Common Stock are identical, except that each share of our Class A Common Stock is entitled to one vote at the Annual Meeting and each share of our Class B Common Stock is entitled to five votes at the Annual Meeting.

Q: How can I vote my shares?

A: If you hold shares directly as the stockholder of record, you may vote in person at the Annual Meeting or by proxy. In most instances, you will be able to vote by proxy over the Internet, by telephone or by mail. Please refer to the summary instructions and those included on your proxy card. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

•	Via the Internet—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

•	By Telephone—If you live in the United States, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

•	By Mail—You may vote by mail by signing your proxy card or the voting instruction card and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign your proxy card, but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

We Encourage You to Vote via the Internet.

If you hold shares beneficially in street name, you may direct your vote in the manner prescribed by your broker, bank or other nominee or, if you obtain a legal proxy from your broker, bank or other nominee, you may vote in person at the Annual Meeting. Please refer to the voting instruction card included by your broker or nominee.

Q: Can I change my vote?

A: If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time prior to the Annual Meeting. You can revoke your proxy by either signing another proxy with a later date, voting a second time by telephone or by the Internet prior to 11:59 p.m. Eastern Daylight Saving Time on April 20, 2006, or voting again at the Annual Meeting. Alternatively, you may provide a written statement to Freescale (attention: Secretary) of your intention to revoke your proxy. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you make such a request or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q: How are votes counted?

A: In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. For the proposal to ratify the appointment of KPMG as our independent auditors, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q: How are withheld votes, abstentions and non-votes treated?

A: In the election of directors, you may withhold your vote. Votes “WITHHELD” will be excluded from the vote. Pursuant to our Board Governance Guidelines, if a majority of the votes cast are withheld for a director in an uncontested election, the director must tender his or her resignation to the Chairman of the Board. The Board, taking into consideration the recommendation of the Governance and Nominating Committee, will determine whether to accept the resignation. See “Corporate Governance—Governance Guidelines and Principles of Conduct” on page 8 for more details.

Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to the proposal to ratify the appointment of KPMG LLP as our independent auditors.

Q: What is the quorum requirement for the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is a majority of the total voting power of all classes of common stock issued, outstanding and entitled to vote at the meeting. The shares may be represented in person or by proxy at the Annual Meeting. There must be a quorum for the Annual

Meeting to be held and action to be validly taken. If you submit a properly executed proxy card or vote in person, by telephone or over the Internet, you will be considered part of the quorum. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, John Torres or Mark Mouritsen or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: Freescale pays the entire cost of soliciting proxies. Our directors, officers and employees, without additional compensation, may also solicit proxies or votes in person, by telephone or by electronic communication. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $8,000 for these services, plus reimbursement of out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Q: Does Freescale offer stockholders electronic delivery of proxy materials?

A: Yes. Freescale offers stockholders the option to receive the Annual Report to Stockholders and proxy statement electronically, instead of receiving paper copies of these documents in the mail. To provide your consent for electronic delivery, first vote using www.ProxyVote.com. At the end of your voting session, you will be invited to register for electronic delivery. You may also enroll for electronic delivery by going to www.InvestorDelivery.com. You will need your voter instruction form (or proxy card) in order to vote and/or complete the registration. As soon as the Annual Report to Stockholders and proxy statement are available, electronic delivery participants will receive an e-mail with a link to the information and a control number to use to vote online.

Q: May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A: You may submit proposals for consideration at future stockholder meetings as follows:

To Be Included in the Proxy Statement. Unless we indicate otherwise at a later date, in order for a stockholder proposal to be considered for inclusion in Freescale’s proxy statement for next year’s annual meeting, the written proposal must be received by the Secretary no later than 5:00 p.m. Central Time on November 23, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion is instead a reasonable time before Freescale begins to print and mail its proxy materials. These proposals must be in writing and sent to: Secretary, Freescale Semiconductor, Inc., 6501 William Cannon Drive West, Austin, Texas 78735. These proposals also will need to comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Freescale-sponsored proxy materials.

To Be Raised From the Floor. Similarly, unless we indicate otherwise at a later date, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting, the stockholder’s written notice must be received by the Secretary between February 5, 2007 and March 7, 2007, and must contain certain information as required under our By-Laws. You may contact the Secretary at our headquarters for a copy of the relevant provisions of our By-Laws regarding the requirements for making stockholder proposals. Please note that these requirements relate only to matters a stockholder wishes to bring before next year’s annual meeting and that are not to be included in our proxy statement.

To Nominate an Individual to Serve as a Director. You may nominate an individual to serve as a director by sending a written notice setting forth all the information that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to: Secretary, Freescale Semiconductor, Inc., at 6501 William Cannon Drive West, Austin, Texas 78735. In addition, the notice must contain certain other information as required under our By-Laws. In order to be considered for next year’s annual meeting, your nomination must be received within the time period described above under “To Be Raised From the Floor.”

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting. When the votes are finalized, we will include the final results in our quarterly report on Form 10-Q for the second quarter of 2006, which will be available on our website no later than August 10, 2006.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: I received more than one complete proxy package. Is it possible to eliminate duplicates?

A: We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report to Stockholders and proxy statement, unless one or more of these stockholders notifies us that they would like to continue to receive individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you receive a householded mailing and would like to receive a separate copy of our 2005 Annual Report to Stockholders or this proxy statement, or you would like to opt out of householding for future mailings, please notify ADP-ICS either by calling 1-800-542-1061, or by writing to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you currently receive multiple copies of our Annual Report to Stockholders and/or proxy statement, or if you hold stock in more than one account, and you would like to receive only a single copy of the Annual Report to Stockholders and proxy statement for your household, please notify ADP-ICS, as described above.

Q: What if I have questions for Freescale’s transfer agent?

A: Please contact Freescale’s transfer agent, Mellon Investor Services LLC, at the phone number or address below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Mellon Investor Services LLC

P.O. Box 3315

South Hackensack, New Jersey 07606

OR

480 Washington Boulevard

Jersey City, New Jersey 07310-1900

(877) 300-7200 (U.S. and Canada)

(201) 680-6578 (International)

www.melloninvestor.com/isd

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Number of Nominees, Classification and Voting

The current Board consists of seven directors. Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) divides the Board into three classes. Each class has a staggered term of office so that one class of directors is elected at each annual meeting for a term of three years. Accordingly, two individuals are being nominated for election at this year’s Annual Meeting to fill the terms of the Class II directors whose terms are expiring at this year’s Annual Meeting.

Kevin Kennedy and Michel Mayer are the nominees recommended by our Governance and Nominating Committee and the non-management directors of the Board to be elected to serve until the 2009 annual meeting and until their successors are elected. Both of the nominees are current directors.

A plurality of the votes duly cast is required for the election of directors (i.e., the two nominees receiving the greatest number of votes will be elected). Abstentions and broker “non-votes” will not affect the election of directors.

The Board recently amended our Board Governance Guidelines to include a majority vote provision for the election of directors in uncontested elections. Any nominee for director who receives a greater number of votes “WITHHELD” than “FOR” from his or her election must promptly tender his or her resignation to the Chairman of the Board. The Governance and Nominating Committee will promptly consider the resignation, and recommend to the Board whether to accept or reject the tendered resignation. The Board will act on the recommendation no later than 90 days after the stockholders’ meeting. Following the Board’s decision, we will promptly publicly disclose the Board’s decision in a Form 8-K filed with the SEC. To the extent that one or more directors’ resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

The persons named as proxies intend to vote the proxies for the election of the nominees to the Board. If any of the nominees should be unavailable to serve as a director by an event that is not anticipated, the persons named as proxies will have discretion to vote for any other persons who may be nominated.

Information as to Nominees and Continuing Directors

The nominees and continuing directors, their ages, principal occupations or positions, experience and the year first elected as a director of Freescale, are shown on the following pages.

None of the nominees or continuing directors are related by blood, marriage or adoption to each other or to any other nominee or to any executive officer of Freescale or its subsidiaries.

Except for Michel Mayer, who began serving as our Chairman and Chief Executive Officer on May 17, 2004, no nominee or continuing director has been an employee of Freescale within the past five years.

The Board recommends a vote “FOR” the election to the Board of the following nominees. Proxies solicited by the Board will be voted “FOR” the nominees, unless a contrary vote is specified.

Nominees for Directors for Terms Expiring in 2009:

Kevin Kennedy, age 50, has served as one of our Directors since July 2004. Mr. Kennedy has served as the Chief Executive Officer of JDS Uniphase, a manufacturer of optical products for communications, commercial and consumer applications since September 2003, and has served as a Director of JDS Uniphase since November 2001. Mr. Kennedy served as the Chief Operating Officer of Openwave Systems from August 2001 through August 2003 and a Director of Openwave Systems from October 2002 through May 2005. Prior to joining Openwave, Mr. Kennedy spent seven years at Cisco Systems, a manufacturer of computer networking systems, last as Senior Vice President of the Service Provider Line of Business and Software Technologies Division. Mr. Kennedy is also a Director of Rambus, Inc.

Michel Mayer, age 46, has served as our Chairman of the Board and Chief Executive Officer since May 2004. From September 2001 to November 2003, Mr. Mayer served as general manager of IBM Microelectronics, the semiconductor business of International Business Machines Corporation. During that time period, Mr. Mayer also served on IBM’s Worldwide Management Council. Mr. Mayer served in various capacities with IBM from 1984 to 2001, including as general manager of IBM’s pervasive computing division and its networking hardware division, as well as in engineering and product management roles for IBM in both the U.S. and France. Mr. Mayer also serves as a Director of the Semiconductor Industry Association.

Directors Whose Terms Expire in 2007:

Antonio M. Perez, age 60, has served as one of our Directors since December 2004. Mr. Perez has been Chairman of the Board of Eastman Kodak Company since January 2006, Chief Executive Officer and President of Kodak since May 2005, and has served as a Director of Kodak since October 2004. Prior to being named Chief Executive Officer, Mr. Perez had served as President and Chief Operating Officer of Kodak since April 2003. Just prior to joining Kodak, Mr. Perez served as an independent consultant for large investment firms, providing counsel on the effect of technology shifts on financial markets. From June 2000 to December 2001, Mr. Perez was President and Chief Executive Officer of Gemplus International. Mr. Perez previously spent 25 years with Hewlett-Packard, where he served as president of its Consumer Business, President of its inkjet imaging business, Corporate Vice President and a member of HP’s Executive Council. He also held a variety of positions in research and development, sales, manufacturing, marketing and management with HP, both in Europe and the U.S.

B. Kenneth West, age 72, has served as one of our Directors since July 2004. Mr. West has been a Senior Consultant for Corporate Governance to TIAA-CREF, a major pension fund company, since 1995. He retired as Chairman of Harris Bankcorp, Inc. in 1995 where he had been employed since 1957. A former Director of Motorola, Inc., Mr. West currently serves as a Director for the National Association of Corporate Directors.

Krish A. Prabhu, age 51, has served as one of our Directors since August 2005. Mr. Prabhu has been Chief Executive Officer and President of Tellabs, Inc. since 2004 and has served as a Director of Tellabs since 2004. Prior to joining Tellabs, Mr. Prabhu was a venture partner at Morgenthaler Ventures from 2001 to 2004. He previously served as Chief Operating Officer of Alcatel Telecom from 1999 to 2001 and Chief Executive Officer of Alcatel USA from 1997 to 1999 and served in various senior management positions prior to 1997. Mr. Prabhu joined Alcatel through its acquisition of Rockwell International’s Network Transmission Division in 1991 where Mr. Prabhu had served in various positions in research and development and management since 1984.

Directors Whose Terms Expire in 2008:

H. Raymond Bingham, age 60, has served as one of our Directors since July 2004. Mr. Bingham serves on the Board of Directors of Flextronics, KLA-Tencor and Oracle Corporation. Mr. Bingham was Executive Chairman of the Board of Directors of Cadence Design Systems, Inc., a supplier of electronic design automation software and services, from May 2004 to July 2005. Prior to being named Executive Chairman in 2004, he was a Director, President and Chief Executive Officer of Cadence since April 1999. Mr. Bingham previously served as the Executive Vice President and Chief Financial Officer of Cadence from 1993 to April 1999.

Stephen P. Kaufman, age 64, has served as our Lead Director since July 2004. Mr. Kaufman has been a Senior Lecturer of Business Administration at the Harvard Business School since January 2001. From 1986 to July 2000, he served as Chief Executive Officer of Arrow Electronics, Inc., a distributor of electronic components and computer-related products, and from 1992 to June 2002 he served as Arrow’s Chairman of the Board of Directors. Prior to joining Arrow, he served in executive capacities with Midland-Ross Corporation, a manufacturer of electrical, electronic and aerospace products and thermal systems. Prior to joining Midland-Ross, he was a partner of McKinsey & Co., an international management consulting firm. Mr. Kaufman is also a Director of Harris Corporation and KLA-Tencor.

CORPORATE GOVERNANCE

Governance Guidelines and Principles of Conduct

The Board has adopted a set of written Board Governance Guidelines that form the framework for our governance policies and practices. All of our corporate governance material, including the Board Governance Guidelines, Principles of Conduct, Code of Business Conduct and Ethics and each of our committee charters, are posted on Freescale’s Investor Relations website at investors.freescale.com under the “Corporate Overview, Management and Governance” section. Copies of our corporate governance material are also available to stockholders who request them. Requests must be in writing and sent to: Secretary, Freescale Semiconductor, Inc., 6501 William Cannon Drive West, Austin, Texas 78735.

The Board Governance Guidelines describe Board membership criteria, the Board selection and member orientation process and stock ownership guidelines. Among other matters, the Board Governance Guidelines require that there be a substantial majority of independent directors on the Board and that the independent directors meet in executive session at least four times per year, at which sessions the Lead Director will preside. The Board Governance Guidelines provide a process whereby the members of the Board are subject to annual self-assessment; in addition, prior to each director’s nomination for re-election to the Board, the Chairman of the Board and the Chairman of the Governance and Nominating Committee will conduct a no-fault review of each director. The Board Governance Guidelines also provide that Board members have full and complete access to management of Freescale and that the Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary.

The Board recently amended the Board Governance Guidelines to include a majority vote provision for the election of directors in uncontested elections. Any nominee for director who receives a greater number of votes cast as “WITHHELD” than “FOR” from his or her election must promptly tender his or her resignation to the Chairman of the Board. The Governance and Nominating Committee will promptly consider the resignation, and recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Governance and Nominating Committee will consider all factors they deem relevant. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days after the stockholders’ meeting. Following the Board’s decision, we will promptly publicly disclose the Board’s decision in a Form 8-K filed with the SEC including an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation. To the extent that one or more directors’ resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board. Any director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s deliberation and recommendation or Board consideration of whether to accept the tendered resignation. If a majority of the members of the Governance and Nominating Committee receive a majority of votes cast as withheld at the same stockholders’ meeting, then the remaining independent directors will appoint a Board committee among themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them.

The Board has adopted Principles of Conduct applicable to all of Freescale’s directors. The Principles of Conduct are intended to provide guidance to Freescale’s directors with respect to ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability.

Freescale has adopted a Code of Business Conduct and Ethics that applies to all of our employees and complies with the requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules issued thereunder for codes of conduct applicable to our officers, as well as the governance requirements of the New York Stock Exchange (“NYSE”).

Director Independence

The NYSE listing standards require a majority of our Board to be independent of Freescale and its management. Our Board is required under these standards to determine whether a director has a material relationship with Freescale (either directly or as a partner, stockholder or officer of an organization that has a relationship with Freescale). The NYSE independence definition also includes a series of objective tests, such as that the director is not an employee of Freescale and has not engaged in various types of business dealings with Freescale.

For purposes of determining independence, we have adopted the following standards for director independence in our Board Governance Guidelines in addition to the NYSE listing standards:

•	A director and his or her immediate family must have no present or former employment with Freescale, nor any substantial connection of a personal or financial nature to Freescale or its management that could in fact or in appearance compromise the director’s objectivity and loyalty to stockholders; and

•	A director must not directly, or indirectly through an affiliated organization, provide goods or services for Freescale, or receive goods or services from Freescale, if the relationship could be considered significant.

Applying these standards, the Board has affirmatively determined that, other than Mr. Mayer, none of the current members of the Board have a material relationship with Freescale other than as a director and are, therefore, independent as determined under our Board Governance Guidelines and the NYSE listing standards. In making these determinations, the Board considered all facts and circumstances that might bear on the materiality of a director’s relationship with Freescale, including those relating to organizations with which the director has an affiliation. Mr. Mayer does not meet the independence standards because he is our current Chief Executive Officer.

As required by the NYSE listing standards, each member of the Audit and Legal Committee qualifies as “independent” for purposes of Section 10A(m)(3) of the Exchange Act.

Standing Committees

Our Board has three standing committees—Audit and Legal; Compensation and Leadership; and Governance and Nominating. All members of these committees are independent directors who are nominated and approved by the Board each year. The roles and responsibilities of these committees are defined in the committee charters adopted by the Board. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

Lead Director

The Board has a non-employee director designated as the Lead Director, Stephen Kaufman, who is responsible for coordinating the activities of the other non-employee directors and who performs various other duties. The general roles and responsibilities of the Lead Director are established in a written charter adopted by the Board.

Communications with the Board

Stockholders or other interested parties who wish to communicate with members of the Board, including the Lead Director and the independent directors individually or as a group, may send correspondence to them in care of the Secretary at Freescale’s principal offices, at 6501 William Cannon Drive West, Austin, Texas 78735. Alternatively, the directors may be contacted via e-mail at board@freescale.com. Our Secretary will receive all communications sent to this e-mail address, and will provide all substantive communications to the Chairman and the Lead Director, excluding simple administrative requests that are appropriately addressed by the Secretary.

Freescale does not have a formal policy, but encourages each of its Board members to attend the Annual Meeting. In 2005, all six of our Board members attended our annual meeting. Mr. Prabhu joined our Board after the annual meeting.

BOARD STRUCTURE AND COMPENSATION

As discussed above, our Board currently consists of seven directors, six of whom are considered independent within the meaning of the NYSE listing standards.

The Board had the following three standing committees during 2005: Audit and Legal; Compensation and Leadership; and Governance and Nominating. The membership during 2005 and the function of each committee are described below. During 2005, the Board met six times and various committees of the Board met as indicated below. During 2005, no director attended fewer than 75% of the meetings of the Board and committees on which such director served, in each case held during the period that each director served.

Audit and Legal Committee

Members: H. Raymond Bingham (Chair), Stephen P. Kaufman and Kevin Kennedy. All members of the Audit and Legal Committee are independent for purposes of the NYSE listing standards and Section 10A(m)(3) of the Exchange Act. The Board has determined that all members are financially literate in accordance with the NYSE listing standards and that H. Raymond Bingham meets the SEC’s definition of “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K.

Number of meetings in 2005: twelve.

The functions of the Audit and Legal Committee include, among others, oversight and surveillance of our accounting, reporting and financial control practices, including the integrity of our financial statements, compliance with legal and regulatory requirements, and the independence and performance of internal and independent auditors; review of the annual audited financial statements and quarterly financial information with management and the independent auditors; appointment, compensation, retention and oversight of independent auditors; review with the independent auditors the scope and the planning of the annual audit; review findings and recommendations of the independent auditors and management’s response to the recommendations of the independent auditors; maintaining a line of communication between the Board and Freescale’s financial management, internal auditors and independent auditors; oversight of Freescale’s policies for conducting business, including ethical business standards; and preparation of the committee’s report included in this proxy statement.

This committee operates under a written charter adopted by our Board. The charter complies with the requirements of the Sarbanes-Oxley Act and the NYSE listing standards. The charter will be reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at investors.freescale.com, under “Corporate Overview, Management and Governance—Corporate Governance.”

Compensation and Leadership Committee

Members: B. Kenneth West (Chair), H. Raymond Bingham, Kevin Kennedy and Krish Prabhu. Mr. Prabhu was appointed to the Compensation and Leadership Committee by the Board effective December 9, 2005. All members of the Compensation and Leadership Committee are independent for purposes of the NYSE listing standards.

Number of meetings in 2005: twelve.

The functions of the Compensation and Leadership Committee include, among others, assisting the Board in evaluating the performance of and determining the compensation for the Chief Executive Officer; assisting the Board in reviewing the management of Freescale’s human resources; reviewing the evaluation and approving the compensation of senior management; reviewing the processes designed to ensure an adequate pool of management talent; and preparing the report of the committee included in this proxy statement.

This committee operates under a written charter adopted by our Board. The charter is available for public viewing on our website at investors.freescale.com, under “Corporate Overview, Management and Governance—Corporate Governance.”

Governance and Nominating Committee

Members: Stephen P. Kaufman (Chair), B. Kenneth West and Antonio M. Perez. All members of the Governance and Nominating Committee are independent for purposes of the NYSE listing standards.

Number of meetings in 2005: four.

The functions of the Governance and Nominating Committee include, among others, the identification and recommendation of director nominees; the recommendation of committee composition and assignments; the evaluation of performance of the Board and its committees; the establishment and review of corporate governance principles and procedures; and overseeing the governance of the Board.

This committee operates under a written charter adopted by our Board. The charter is available for public viewing on our website at investors.freescale.com, under “Corporate Overview, Management and Governance—Corporate Governance.”

In considering individuals for nomination as directors, the Governance and Nominating Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates. During 2005, the committee retained Russell Reynolds Associates, an international executive recruitment firm, to assist it in identifying additional director nominees. Mr. Prabhu was initially recommended by Russell Reynolds Associates.

In evaluating potential candidates, the committee will consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the committee has not established any specific minimum qualifications for director nominees, the committee believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, related industry or academia is a desirable qualification for service as a director of Freescale.

Any stockholder may make recommendations for membership on the Board to the Governance and Nominating Committee by sending a written statement of the qualifications of the recommended individual to: Secretary, Freescale Semiconductor, Inc., 6501 William Cannon Drive West, Austin, Texas 78735. Such recommendations should be received by the Secretary between February 5, 2007 and March 7, 2007 in order to be considered for the next year’s annual meeting, and must contain certain information as required under our By-Laws. The committee will evaluate candidates recommended by stockholders on the same basis as it evaluates other candidates.

Directors’ Compensation for 2005

We currently pay our non-employee directors total compensation of $200,000 per year, which consists of an $80,000 cash component and a $120,000 equity component. Our Lead Director and our committee chairs receive additional cash supplements for their services.

The following table provides information on the cash component of the 2005 annual compensation for our non-employee directors. Mr. Mayer, who is employed by us, did not receive any compensation for his Board activities. All cash amounts are paid quarterly, in advance, at the beginning of each quarter; partial quarters of service are pro-rated and paid following the end of the first quarter of service.

Annual Director Cash Retainer	$80,000	(1)
Lead Director Supplement	$25,000
Supplements for Committee Chairs:
Audit and Legal Committee	$15,000
Compensation and Leadership Committee	$10,000
Governance and Nominating Committee	$5,000

(1)	No additional compensation is paid for committee assignments or meeting attendance.

The equity component of annual compensation for each non-employee director consists of $120,000 of fully vested Class A Common Stock, which is awarded quarterly ($30,000 per quarter) in arrears based on the market price of our Class A Common Stock on the last day of the quarter. Non-employee directors may elect to take their cash and/or equity component as deferred stock units if proper elections are made on a timely basis according to the terms of our Non-Employee Director Deferred Compensation Plan.

Our directors do not receive any perquisites from Freescale. We do reimburse directors for travel and miscellaneous expenses incurred in connection with Freescale business.

Each non-employee director is expected at all times to retain enough shares of our Class A Common Stock (including shares purchased on the open market, unvested restricted stock units and deferred stock units) to equal a value of at least five times the annual cash retainer, i.e., $400,000. Directors shall have three years from their initial date of election to the Board to reach that level. The value of a director’s Class A Common Stock is to be measured based on the market price of the restricted stock units or deferred stock units on the date of grant (if part of the directors’ cash or equity compensation program) or the purchase price on the date of purchase. The Board may, in its discretion, determine whether other facts and circumstances are appropriate to allow for one or more directors to receive an extended period of time to achieve these stock ownership requirements or a reduction in the value of the stock ownership requirements.

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS FREESCALE’S INDEPENDENT AUDITORS FOR FISCAL 2006

The Audit and Legal Committee has selected KPMG LLP as independent auditors to audit the accounts of Freescale for the fiscal year ending December 31, 2006. KPMG LLP has served as Freescale’s independent auditors since Freescale’s inception.

While the Audit and Legal Committee is responsible for the appointment, retention, termination and oversight of Freescale’s independent auditors, the Audit and Legal Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of KPMG LLP as Freescale’s independent auditors. The Audit and Legal Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit and Legal Committee may investigate the reasons for the stockholders’ rejection and may consider whether to retain KPMG LLP or to appoint another auditor. Furthermore, even if the appointment is ratified, the Audit and Legal Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Freescale and its stockholders.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the total voting power of shares present in person or by proxy and entitled to vote at the Annual Meeting will be required for the ratification of the appointment of KPMG LLP as Freescale’s independent auditors for fiscal 2006. Abstentions from voting in this matter will be treated as votes against, while broker non-votes will be treated as shares not present and entitled to vote. Proxies solicited by the Board will be voted in favor of the proposal, unless a different vote is specified.

The Board recommends a vote “FOR” the ratification of the appointment of Freescale’s independent auditors. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Freescale’s independent auditors, unless a different vote is specified.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers:

Name	Age	Position(s)
Michel Mayer	46	Chairman of the Board and Chief Executive Officer
Alan Campbell	47	Senior Vice President and Chief Financial Officer
Franz Fink, Ph.D.	44	Senior Vice President and General Manager, Wireless and Mobile Systems Group
Paul E. Grimme	46	Senior Vice President and General Manager, Transportation and Standard Products Group
Gregory Heinlein	42	Vice President and Treasurer
Janelle S. Monney	49	Senior Vice President, Business Operations
Alexander Pepe	44	Senior Vice President, Manufacturing
David Perkins	44	Senior Vice President and General Manager, Networking and Computing Systems Group
Sumit Sadana	37	Senior Vice President, Strategy and Business Development and Acting Chief Technology Officer
John D. Torres	47	Senior Vice President, General Counsel and Secretary
Kurt Twining	51	Senior Vice President, Human Resources

Michel Mayer has served as our Chairman of the Board and Chief Executive Officer since May 2004. From September 2001 to November 2003, Mr. Mayer served as general manager of IBM Microelectronics, the semiconductor business of International Business Machines Corporation. During that time period, Mr. Mayer also served on IBM’s Worldwide Management Council. Mr. Mayer served in various capacities with IBM from 1984 to 2001, including as general manager of IBM’s pervasive computing division and its networking hardware division, as well as in engineering and product management roles for IBM in both the U.S. and France. Mr. Mayer also serves as a Director of the Semiconductor Industry Association.

Alan Campbell is our Senior Vice President and Chief Financial Officer. Mr. Campbell served as Senior Vice President and Director of Finance of the SPS division of Motorola, Inc. (“SPS”) from February 2003 to May 2004. From May 2001 to February 2003, he served as Corporate Vice President and Director of Finance of SPS. From October 2000 to May 2001, he served as Vice President and Director of Finance of SPS. Prior to that, he served as Vice President and Director of Finance of SPS’ Technology and Manufacturing Group.

Dr. Franz Fink is our Senior Vice President and General Manager, Wireless and Mobile Systems Group. Dr. Fink served as Vice President and General Manager of SPS’ Wireless and Mobile Systems Group from April 2003 to May 2004. Prior to that, Dr. Fink served as Vice President and General Manager of the 32-bit Embedded Controller Division in SPS’ Transportation and Standard Products Group.

Paul E. Grimme is our Senior Vice President and General Manager, Transportation and Standard Products Group. Mr. Grimme served as Corporate Vice President and General Manager of the Transportation and Standard Products Group of SPS from July 2003 to May 2004. Prior to that, Mr. Grimme served as Corporate Vice President and General Manager of the 8/16 bit division of the Transportation and Standard Products Group of SPS.

Gregory J. Heinlein is our Vice President and Treasurer and has held this position since August 2005. From September 2001 to October 2004, Mr. Heinlein served as Vice President and Treasurer of Fisher Scientific International, a wholesale distributor of scientific equipment and instruments. From March 1999 to August 2001, he served as Vice President, Treasurer at Great Lakes Chemical Company and from June 1987 to February 1999, he served in various positions at The Dow Chemical Company.

Janelle S. Monney is our Senior Vice President of Business Operations and has held this newly-created position since February 2005. Ms. Monney served as Senior Vice President for Global Channel Sales, from April 2004 to February 2005. Ms. Monney served as Corporate Vice President and Director, Global Channel Sales for SPS, from February 2003 through March 2004, and prior to that, as Vice President and Director, Global Channel Sales for SPS from September 2000 through January 2003.

Alexander Pepe is our Senior Vice President of Manufacturing and has held this position since February 2005. Mr. Pepe served as Vice President and General Manager of the Transportation and Standard Products Group’s 32-bit Embedded Controller Division from June 2003 to February 2005. Prior to that, Mr. Pepe served as Vice President and Assistant General Manager of the Wireless Broadband Systems Group of SPS from January 2003 to June 2003. Prior to that, Mr. Pepe served as Vice President Strategy, Technology and Manufacturing of SPS from April 2001 to January 2003, and as Vice President, Die Manufacturing Wireless Broadband Systems Group/Networking and Computing Systems Group from December 1999 to April 2001.

David Perkins is our Senior Vice President and General Manager, Networking and Computing Systems Group. Mr. Perkins served as Corporate Vice President and General Manager of the Networking and Computing Systems Group of SPS from February 2002 to May 2004. Mr. Perkins served as President and CEO of Metrowerks from 1999 to 2002. Prior to becoming an executive officer of Metrowerks in 1995, Mr. Perkins was a partner at Coopers & Lybrand.

Sumit Sadana is our Senior Vice President, Strategy and Business Development, and has held this position since December 2004. Mr. Sadana also became our Acting Chief Technology Officer in January 2006. Prior to joining Freescale, Mr. Sadana served as Vice President of IBM’s electronic design technology solutions business from April 2004 to October 2004. Prior to that, Mr. Sadana served as IBM’s Director of Strategy, Technology Group from January 2001 to April 2004, and as operations manager for IBM Technology Group’s Networking Business from February 2000 to December 2000.

John D. Torres is our Senior Vice President, General Counsel and Secretary. Mr. Torres served as a Vice President in Motorola’s Corporate Law Department and Law Director for SPS from April 2001 to May 2004. From October 2000 to March 2001, he served in Motorola’s Corporate Law Department as Law Director for SPS. From February 2000 to September 2000, he served in Motorola’s Corporate Law Department as Commercial Law Director for SPS. From May 1996 to January 2000, he served in Motorola’s Corporate Law Department as Senior Counsel supporting Motorola’s Satellite Communications Group.

Kurt Twining is our Senior Vice President, Human Resources and has held this position since August 2005. Prior to that, from September 2000 to August 2005, Mr. Twining served as general manager of the Southwest region of Hay Group, a global human resources consulting firm, providing senior counsel to major U.S. corporations. From July 1997 to April 2000, he served as the Senior Vice President of Human Resources at AmeriServe and from December 1986 to July 1997, he served as the Vice President of Human Resources at PepsiCo’s food systems division. He started his 24-year career in human resources at Texas Instruments in 1979.

COMMON STOCK OWNERSHIP OF DIRECTORS,

EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

The following table sets forth information concerning beneficial ownership of our Class A and Class B Common Stock as of March 1, 2006, for: (a) each director and nominee for director; (b) the Named Executive Officers set forth in the Summary Compensation Table; (c) the directors and executive officers as a group; and (d) each beneficial holder of more than five percent of our voting securities.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In the table below, restricted stock units that will vest and options that are exercisable or will become exercisable into shares of Class A Common Stock within 60 days of March 1, 2006, if any, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Ownership Table

Name of Beneficial Owner	Class A Common Stock	% of Class A Common Stock Outstanding	Class B Common Stock	% of Class B Common Stock Outstanding	Total Shares Beneficially Owned	Restricted Stock Units (1)
FMR Corp., Edward C. Johnson 3rd, Fidelity Management & Research Company (2)(3)	19,512,821	14.04	32,672,874	12.10	52,185,695	0

David Einhorn, Greenlight Capital, L.L.C., Greenlight Capital, Inc., DME Advisors, L.P. (4)(5)	13,013,600	9.36	7,828,559	2.90	20,842,159	0

Dodge & Cox (6)(7)	11,403,800	8.20	3,364,692	1.25	14,768,492	0

Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd. (8)(9)	341,614	*	13,717,019	5.08	14,058,633	0

Capital Guardian Trust Company, Capital Group International, Inc. (10)(11)	11,565,140	8.32	15,918	*	11,581,058	0

Sound Shore Management, Inc. (12)	7,159,343	5.15	0	—	7,159,343	0

Michel Mayer Chairman of the Board and Chief Executive Officer	348,109(13)	*	17	*	348,125	505,866

H. Raymond Bingham Director	5,678	*	0	—	5,678	14,942

Stephen P. Kaufman Director	5,678	*	0	—	5,678	14,942

Kevin Kennedy Director	5,678	*	0	—	5,678	14,942

Antonio M. Perez Director	5,678	*	0	—	5,678	8,888

Beneficial Ownership Table

Name of Beneficial Owner	Class A Common Stock		% of Class A Common Stock Outstanding	Class B Common Stock		% of Class B Common Stock Outstanding	Total Shares Beneficially Owned	Restricted Stock Units (1)

Krish A. Prabhu Director	2,011		*	60		*	2,071	0

B. Kenneth West Director	5,678		*	478		*	6,156	14,942

Alan Campbell Senior Vice President and Chief Financial Officer	98,562(14)		*	1,219		*	99,780	85,519

Franz Fink Senior Vice President and General Manager, Wireless and Mobile Systems Group	47,579	(15)	*	1,395		*	48,974	85,329

Paul Grimme Senior Vice President and General Manager Transportation and Standard Products Group	72,829	(16)	*	1,052		*	73,881	78,987

David Perkins Senior Vice President and General Manager Networking and Computing Systems Group	12,171	(17)	*	350		*	12,521	79,223

Directors and Executive Officers as a group (17 persons)(18)	761,903	(19)	*	6,737	(20)	*	768,640	1,154,873

*	= less than one percent
(1)	Restricted stock units represent the right to receive unrestricted shares of Class A Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. Holders of restricted stock units are not entitled to voting rights or investment control until the restrictions lapse, and thus, restricted stock units are not considered “beneficially owned.”
(2)	Information about Class A Common Stock owned by FMR Corp. (“FMR”) is based solely on a Schedule 13G/A filed by FMR with the SEC on February 14, 2006 reporting share ownership as of December 31, 2005. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G/A indicates that, at December 31, 2005: (1) Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 19,031,701 shares of Class A Common Stock as a result of acting as an investment adviser to various investment companies; (2) Fidelity Funds’ Boards of Trustees have sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds; (3) Edward C. Johnson 3rd, Chairman of FMR, and FMR through its control of Fidelity and the Fidelity Funds, each has sole investment power for 19,031,701 shares of Class A Common Stock; (4) Fidelity Management Trust Company, a wholly owned subsidiary of FMR and a bank, is the beneficial owner of 8,520 shares of Class A Common Stock as a result of serving as an investment manager of the institutional accounts; (5) Edward C. Johnson 3rd and FMR, through its control of Fidelity Management Trust Company, each has sole power to vote or direct the voting of 8,520 shares of Class A Common Stock and sole investment power for 8,520 shares of Class A Common Stock; and (6) Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, and FIL, a qualified institution under Section 240.13d-1(b)(1) is the beneficial owner of 472,600 shares of Class A Common Stock.

(3)	Information about Class B Common Stock owned by FMR is based solely on a Form 13-G/A filed by FMR with the SEC on February 14, 2006 reporting share ownership as of December 31, 2005. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109. The Form 13G/A indicates that, at December 31, 2005: (1) FMR has sole voting power for 928,139 shares of Class B Common Stock, and sole investment power for 32,672,874 shares of Class B Common Stock; (2) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is a registered investment adviser and is the beneficial owner of 31,945,107 shares of Class B Common Stock as a result of acting as investment adviser to various registered investment companies; (3) Edward C. Johnson 3rd and FMR, through its control of Fidelity, and the Fidelity Funds each has sole investment power for 31,945,107 shares of Class B Common Stock; (4) Fidelity Funds’ Boards of Trustees have sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds; (5) Fidelity Management Trust Company has investment power for 417,902 shares as a result of its serving as investment manager of the institutional account; (6) Edward C. Johnson 3rd and FMR, through its control of Fidelity Management Trust Company, each have sole power to vote or to direct the voting of and sole investment power for 417,902 shares of Class B Common Stock owned by the institutional accounts; (7) FMR’s beneficial ownership includes 112,365 shares held by Strategic Advisers, Inc., 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR and a registered investment adviser; and (8) FIL and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, and FIL, a qualified institution under Section 240.13d-1(b)(1) is the beneficial owner of 197,500 shares of Class B Common Stock.
(4)	Information about Class A Common Stock owned by David Einhorn, Greenlight Capital, L.L.C., Greenlight Capital, Inc., and DME Advisors, L.P. (the entities collectively, “Greenlight”) is based solely on a Schedule 13G/A filed by Greenlight with the SEC on February 14, 2006 reporting share ownership as of December 31, 2005. Mr. Einhorn’s and Greenlight’s address is 140 East 45th Street, 24th Floor, New York, New York 10017. The Schedule 13G/A indicates that, at December 31, 2005: (1) Greenlight and Mr. Einhorn are the beneficial owners of 13,013,600 shares; (2) Greenlight has sole voting and investment power for 13,013,600 shares beneficially owned by it; and (3) as the principal of Greenlight, Mr. Einhorn may direct the vote and disposition of the 13,013,600 shares beneficially owned by Greenlight.
(5)	Information about Class B Common Stock is based solely on a Form 13-F filed by Greenlight Capital, Inc. with the SEC on February 14, 2006 reporting share ownership as of December 31, 2005. Greenlight’s address is 140 East 45th Street, 24th Floor, New York, New York 10017. The Form 13-F indicates that, at December 31, 2005: Greenlight Capital, Inc. has sole voting and investment power for 7,828,559 shares of Class B Common Stock.
(6)	Information about Class A shares owned by Dodge & Cox (“Dodge”) is based solely on a Form 13-F filed by Dodge with the SEC on February 3, 2006 reporting ownership as of December 31, 2005. Dodge’s address is 555 California Street, 40th Floor, San Francisco, California 94104. The Form 13-F indicates that, at December 31, 2005: (1) Dodge has sole voting power for 10,691,300 shares, shared voting power for 114,500 shares, and no voting power for 598,000 shares of Class A Common Stock; and (2) Dodge has sole investment power for all 11,403,800 shares of Class A Common Stock.
(7)	Information about Class B shares owned by Dodge is based solely on a Form 13-F filed by Dodge with the SEC on February 3, 2006 reporting ownership as of December 31, 2005. Dodge’s address is 555 California Street, 40th Floor, San Francisco, California 94104. The Form 13-F indicates that, at December 31, 2005: (1) Dodge has sole voting power for 3,126,075 shares, shared voting power for 37,594 shares, and no voting power for 201,023 shares of Class B Common Stock; and (2) Dodge has sole investment power of all 3,364,692 shares of Class B Common Stock.
(8)

Information about Class A Common Stock owned by Barclays Global Investors, LTD (“Barclays LTD”) and Barclays Global Fund Advisors (“Barclays Advisors”) is based solely on a Form 13-F filed by Barclays Investors UK Holdings Limited (“Barclays UK”) with the SEC on February 14, 2006, reporting share ownership as of December 31, 2005. Barclays UK’s address is 1 Churchill Place, London, E14 5HP, England. Barclays LTD’s address is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England. Barclays Advisors’ address is 45 Fremont Street, San Francisco, California 94105. The Form 13-F indicates that, at December 31, 2005: (1) Barclays UK and Barclays LTD have voting power for 122,435 shares of Class A Common Stock, no voting power for 3,261 shares of Class A Common Stock, and investment power for 125,696 shares of Class A Common Stock; and (2) Barclays UK and Barclays Advisors have voting and investment power for 215,918 shares of Class A Common Stock.

(9)	Information about Class B Common Stock owned by Barclays Global Investors, NA. (“Barclays NA”), Barclays Global Fund Advisors (“Barclays Advisors”) and Barclays Global Investors, LTD. (“Barclays LTD”) is based solely on a Schedule 13G filed by these funds with the SEC on January 26, 2006 reporting ownership as of December 31, 2005. The address for Barclays NA and Barclays Advisors is 45 Fremont Street, San Francisco, California 94105. The address for Barclays LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England. The Schedule 13G indicates that, at December 31, 2005: (1) Barclays NA has sole voting power for 8,846,738 shares of Class B Common Stock and sole investment power for 10,557,353 shares of Class B Common Stock; (2) Barclays Advisors has sole voting power for 2,486,552 shares of Class B Common Stock and sole investment power for 2,504,541 shares of Class B Common Stock; and (3) Barclays LTD has sole voting power for 578,951 shares of Class B Common Stock and sole investment power for 655,125 shares of Class B Common Stock.
(10)	Information about Class A shares owned by Capital Group International, Inc. and Capital Guardian Trust Company (collectively, “Capital”) is based solely on a Schedule 13G filed by Capital with the SEC on February 9, 2006. Capital’s address is 11100 Santa Monica Boulevard, Los Angeles, California 90025-3384. The Schedule 13G indicates that, at December 30, 2005: (1) Capital Group International, Inc. has sole voting power for 8,959,740 shares of Class A Common Stock and sole investment power for 11,565,140 shares of Class A Common Stock; and (2) Capital Guardian Trust Company has sole voting power for 8,072,640 shares of Class A Common Stock and sole investment power for 10,550,040 shares of Class A Common Stock. Capital Guardian Trust Company is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the “Act”), is a registered investment adviser and is a wholly-owned subsidiary of Capital Group International, Inc. Capital International Research and Management, Inc. dba Capital International, Inc. is a registered investment adviser and is a wholly-owned subsidiary of Capital Group International, Inc. Capital International Limited is a wholly-owned subsidiary of Capital Group International, Inc.
(11)	Information about Class B shares owned by Capital Guardian Trust Company is based solely on a Form 13-F filed by Capital Guardian Trust Company with the SEC on February 14, 2006. Capital Guardian Trust Company’s address is 11100 Santa Monica Boulevard, Los Angeles, California 90025-3384. The Form 13-F indicates that, at December 30, 2005: The Capital Group Companies, Inc. and Capital Group International, Inc. have voting and investment power for 15,918 shares of Class B Common Stock.
(12)	Information about Class A shares owned by Sound Shore Management, Inc. (“Sound Shore”) is based solely on a Form 13-F filed by Sound Shore with the SEC on February 14, 2006 reporting ownership as of December 31, 2005. Sound Shore’s address is 8 Sound Shore Drive, Suite 180, Greenwich, Connecticut 06830. The Form 13-F indicates that, at December 31, 2005: (1) Sound Shore has sole voting power for 5,922,943 shares and no voting power for 1,236,400 shares of Class A Common Stock; and (2) sole investment power for all 7,159,343 shares of Class A Common Stock.
(13)	Includes 259,000 shares of Class A Common Stock issuable upon exercise of options by Mr. Mayer.
(14)	Includes 91,962 shares of Class A Common Stock issuable upon exercise of options by Mr. Campbell.
(15)	Includes 40,833 shares of Class A Common Stock issuable upon exercise of options by Mr. Fink.
(16)	Includes (1) 60,007 shares of Class A Common Stock issuable upon exercise of options by Mr. Grimme, (2) 2,988 shares of Class A Common Stock issuable upon exercise of options held by Mr. Grimme’s spouse, and (3) 1,071 shares of Class A Common Stock owned by Mr. Grimme’s spouse.
(17)	Includes 5,401 shares of Class A Common Stock issuable upon exercise of options by Mr. Perkins.
(18)	Reflects shares owned by directors and current executive officers.
(19)	Includes 586,521 shares of Class A Common Stock issuable upon exercise of options. This includes the exercisable options held by the individuals described in Notes 13-17, plus an additional 126,330 shares of Class A Common Stock held by other executive officers issuable upon exercise of options.
(20)	Includes shares of Class B Common Stock held by the Named Executive Officers, plus an additional 2,166 shares of Class B Common Stock held by other executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers to file with the SEC reports regarding their ownership and changes in ownership of our stock. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. Based solely on our examination of the copies of Forms 3, 4 and 5 and the written representations of our directors and executive officers, we believe that, except as described below, all required filings were made on a timely basis in 2005.

On January 21, 2005, Motorola, our former parent, withheld shares of our Class B Common Stock owned by eight of our reporting persons to satisfy tax withholding obligations on restricted stock issued in connection with the distribution by Motorola of our Class B Common Stock to Motorola common stockholders (the “Distribution”). These transactions were not reported. The transactions and the reporting persons were as follows: (i) 92.0008 shares withheld for Alan Campbell, (ii) 194.8529 shares withheld for John Torres, (iii) 676.3434 shares withheld for Franz Fink, (iv) 250.4428 shares withheld for Paul Grimme, (v) 109.1249 shares withheld for David Perkins, (vi) 3,127.4325 shares withheld for Scott Anderson, (vii) 360.5050 shares withheld for Christopher Belden and (viii) 1,221.1072 shares withheld for David Doolittle. Form 4’s reporting these withholding transactions were filed on March 10, 2006 for Messrs. Campbell, Torres, Fink, Grimme and Perkins. Messrs. Anderson, Belden and Doolittle are no longer employed by Freescale.

On August 1, 2005, four of our reporting persons had restricted stock unit awards that vested. In accordance with our standard practice, Freescale withheld shares of Class A Common Stock upon the vesting of these awards to satisfy the tax withholding obligations of the reporting persons. Form 4’s reporting these withholding transactions were filed on August 11, 2005, after the two day deadline for such filings. The transactions and the reporting persons were as follows: (i) 136 shares withheld for Mr. Campbell, (ii) 111 shares withheld for Mr. Grimme, (iii) 109 shares withheld for Janelle Monney (formerly known as Janelle Harris), and (iv) 117 shares withheld for Mr. Perkins.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes Freescale’s compensation plan information (including individual compensation arrangements) as of the fiscal year ended December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	27,754,023	(1)	15.71	(2)	24,878,160	(3)
Equity compensation plans not approved by security holders(4)	14,684,017		9.97	(2)	—
Total	42,438,040		13.04		24,878,160

(1)	This includes options to purchase shares of Class A Common Stock, restricted stock units and stock-settled SARs awarded under the Freescale Omnibus Incentive Plan of 2004 (“2004 Omnibus Plan”) and the Freescale Omnibus Incentive Plan of 2005 (“2005 Omnibus Plan”). Each restricted or deferred stock unit is intended to be the economic equivalent of a share of Class A Common Stock. The maximum number of shares that may be issued under the 2004 Omnibus Plan as awards other than options or SARs is limited to 5 million shares of Class A Common Stock. The number of shares that may be issued under the 2005 Omnibus Plan as awards other than options or SARs is limited to 20 million shares of Class A Common Stock.

(2)	This weighted-average exercise price does not include outstanding restricted stock or deferred stock units or the purchase price of shares to be purchased under the Freescale Semiconductor, Inc. Employee Stock Purchase Plan of 2004.
(3)	This includes remaining reserve under the Freescale Semiconductor, Inc. Employee Stock Purchase Plan of 2004 of 4,406,785 shares.
(4)	Represents the Freescale Conversion Plan of 2004 (the “Conversion Plan”), which was approved by the Board on November 16, 2004. The sole purpose of this plan is to provide for the issuance of our Class A Common Stock upon exercise of stock options that were converted from Motorola options to Freescale stock options in connection with the Distribution. No new awards will be granted under the Conversion Plan. Pursuant to the rules of the NYSE, no further stockholder approval of this plan was required.

EXECUTIVE COMPENSATION

The following tables set forth cash and non-cash compensation for the fiscal years ended December 31, 2003, 2004 and 2005 for Freescale’s Chief Executive Officer and each of the four other most highly compensated executive officers who served as officers of Freescale at December 31, 2005 (collectively, the “Named Executive Officers”).

Alan Campbell was elected as an officer of Freescale on December 3, 2003, and served as an officer of both Motorola and Freescale simultaneously until Freescale’s initial public offering which was completed on July 21, 2004, at which point he resigned as an officer of Motorola. David Perkins, Paul Grimme and Franz Fink were elected as officers of Freescale on March 30, 2004, and also served as an officer of both Motorola and Freescale simultaneously until our initial public offering, at which point each resigned as an officer of Motorola. Michel Mayer became an officer of Freescale on May 17, 2004. The services rendered to Motorola by the Named Executive Officers other than Mr. Mayer were, in some cases, in capacities not equivalent to those being provided to Freescale. Compensation described in the following tables for the fiscal year ended December 31, 2003 was earned by the Named Executive Officers as officers of Motorola and paid by Motorola. Except as indicated below, compensation described in the following tables for the fiscal year ended December 31, 2004 includes, in the case of Mr. Campbell, compensation earned by him as an officer of both Motorola and Freescale and paid by Motorola from January 1 until April 10, 2004 and, in the case of Messrs. Perkins, Grimme and Fink, compensation earned by each as an officer of Motorola and paid by Motorola for the first quarter of 2004. The compensation earned by the Named Executive Officers has been paid by Freescale since April 11, 2004.

Summary Compensation Table

The following table sets forth certain information regarding the compensation earned by the Named Executive Officers for services with Motorola and Freescale during the fiscal years ended December 31, 2003, 2004 and 2005.

		Annual Compensation						Long-Term Compensation
								Awards		Payouts
Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Other Annual Compensation ($)(3)		Restricted Stock Awards ($)(4)	Number of Securities Underlying Options/SARs (#)(5)	LTIP Payouts ($)		All Other Compensation ($)(6)
Michel Mayer(7)	2005	815,833	(8)	1,356,000		238,034	(10)	2,699,999	254,295	—		12,653
Chairman and Chief	2004	500,514		1,268,750	(9)	106,519	(11)	6,299,995	777,000	—		—
Executive Officer	2003	—		—		—		—	—	—		—

Alan Campbell	2005	380,000		300,000		63,540	(12)	853,996	80,000	—		11,883
Senior Vice President and	2004	349,780		560,150		2,458		727,409	186,121	405,000	(13)	10,165
Chief Financial Officer	2003	273,943		135,000		276		—	15,000	—		6,482

Franz Fink	2005	330,000		263,000		57,128	(14)	803,999	70,000	—		1,190
Senior Vice President and	2004	313,846		502,650		10,223		791,203	88,214	—		966
General Manager, Wireless & Mobile Systems Group	2003	256,000		120,000		8,121		—	—	—		—

Paul Grimme	2005	360,000		268,000		61,832	(15)	833,994	70,000	—		11,813
Senior Vice President and	2004	345,001		550,650		14,997		639,275	120,891	—		11,690
General Manager, Transportation & Standard Products Group	2003	280,404		116,087		11,913		—	—	—		6,437

David Perkins	2005	340,000		270,000		56,303	(16)	813,991	70,000	—		11,725
Senior Vice President and	2004	335,192		536,800		2,026		655,311	185,573	—		9,982
General Manager Networking & Computing Systems Group	2003	304,096		109,110		253		—	15,000	—		6,441

(1)	Includes amounts deferred under the Freescale Semiconductor 401(k) Plan and the Motorola 401(k) Plan. Salary amounts for 2004 include: (a) the following amounts paid by Motorola for services rendered from January 1, 2004 to the date Motorola contributed substantially all of its semiconductor businesses’ assets and liabilities to Freescale (the “Contribution Date”): Mr. Campbell, $87,204; Mr. Fink, $86,154; Mr. Grimme, $95,385; and Mr. Perkins, $95,077; and (b) the following amounts paid by Freescale for services rendered from the Contribution Date through December 31, 2004: Mr. Mayer, $500,514; Mr. Campbell, $262,576; Mr. Fink, $227,692; Mr. Grimme, $249,616; and Mr. Perkins, $240,115.

(2)	Bonuses earned in 2003 were earned under the Motorola Incentive Plan (the “Motorola Plan”).

In 2004, all of the Named Executive Officers participated in both the Motorola Plan and the 2004 Freescale Incentive Plan. Each Named Executive Officer was paid the award he would have earned under the Motorola Plan for 2004, if any, had the officer remained an employee of Motorola or its subsidiaries through December 31, 2004. The aggregate amount of these bonus figures for 2004 include amounts paid by Motorola for the portion of the award attributable to services for the first quarter of 2004, and amounts paid by Freescale for the portion of the award attributable to services rendered in the remainder of the year. Each Named Executive Officer also participated in the 2004 Freescale Incentive Plan. Awards under this plan were based on predetermined targets for Freescale’s operating earnings and revenue growth in 2004. The payout under the 2004 Freescale Incentive Plan to each of the Named Executive Officers was 114.8% of their respective eligible earnings in 2004, with 50% paid in restricted stock units and 50% paid in cash. The 2004 bonus does not include the amount of the bonuses that was paid in RSUs, which is reported in under the column heading “Restricted Stock Awards.”

Bonuses earned in 2005 were earned under the 2005 Freescale Bonus Plan. Awards under this plan are based upon individual performance and business performance, using a formula that weights company and business-segment achievement of certain objectives against specific pre-established performance objectives. The bonuses earned in 2005 were paid in cash.

(3)	This column includes (a) reimbursement by Motorola for the income tax liability resulting from imputed income to the Named Executive Officers from certain personal benefits earned prior to the Contribution Date, including coverage by a life insurance policy and use of Motorola aircraft, and (b) reimbursement by Freescale for the income tax liability resulting from imputed income to the Named Executive Officers from certain personal benefits earned after the Contribution Date, including coverage by a life insurance policy and use of Freescale aircraft. This column also includes the aggregate incremental cost to Freescale of providing perquisites and other personal benefits to the Named Executive Officers. These perquisites and personal benefits include relocation benefits, automobiles, financial planning and personal use of Freescale aircraft. Freescale terminated its vehicle program in 2005 and gifted the automobiles used under that program to the executive officers, including the Named Executive Officers. The aggregate incremental cost of personal aircraft use is calculated based on the variable costs and expenses attributable to that use. These variable costs and expenses include, but are not limited to: hangar and tie down costs away from the Austin airport; landing fees, airport taxes, and similar assessments; flight planning services; crew travel expenses; in-flight food and beverage; insurance for specific flights; fuel and other per hour accruals; maintenance; custom, permits and similar fees; and ground transportation. Freescale’s policy regarding the use of Freescale aircraft is described in the Report of the Compensation and Leadership Committee on page 31.

(4)	At the time of the IPO in July 2004, Mr. Mayer received 484,615 Freescale restricted stock units, Mr. Campbell received 40,000 Freescale restricted stock units, Mr. Fink received 32,000 Freescale restricted stock units, Mr. Grimme received 32,000 Freescale restricted stock units, and Mr. Perkins received 35,000 Freescale restricted stock units. These shares of restricted stock are valued based on the initial offering price per share of Class A Common Stock in Freescale’s IPO of $13.00. The restricted stock units vest in four equal annual installments, with the first installment having vested on July 16, 2005 for each of the Named Executive Officers except Mr. Mayer. Mr. Mayer’s restricted stock units vest in four equal installments, with the first installment having vested on May 17, 2005.

On or prior to December 2, 2004 (the “Distribution Date”) 2,212 shares of the Motorola restricted stock held by Mr. Campbell, 9,838 shares of the Motorola restricted stock held by Mr. Fink, 5,627 shares of the Motorola restricted stock held by Mr. Grimme, and 2,633 shares of the Motorola restricted stock held by Mr. Perkins became free of restriction by virtue of the terms of the award document pursuant to which they were granted or pursuant to the terms of an Employee Matters Agreement between Motorola and Freescale. The remainder of the Motorola restricted stock awarded to Messrs. Campbell, Fink, Grimme and Perkins was forfeited on the Distribution Date and is not reflected in the Summary Compensation Table. The amounts included as restricted stock awards in the Summary Compensation Table for Messrs. Campbell, Fink, Grimme and Perkins are based on the closing price of Motorola’s common stock on the dates that such awards were made.

On December 3, 2004, as replacement for the unvested Motorola restricted stock that was forfeited at the Distribution, Freescale granted Mr. Campbell 372 Freescale restricted stock units, Mr. Fink 10,879 Freescale restricted stock units, Mr. Grimme 1,446 Freescale restricted stock units, and Mr. Perkins 442 Freescale restricted stock units. These restricted stock unit awards are valued based on the closing market price per share of Class A Common Stock on the trading day immediately prior to the date of grant, or $17.93. The restricted stock units awarded to Messrs. Campbell, Fink, Grimme, and Perkins have substantially the same terms and conditions, including the same vesting provisions and exercise periods, as the unvested Motorola restricted stock that was forfeited.

On March 3, 2005, the following officers received 50% of their bonus under the 2004 Freescale Incentive Plan in restricted stock units. Mr. Campbell received 10,477 Freescale restricted stock units, Mr. Fink received 9,402 Freescale restricted stock units, Mr. Grimme received 10,300 Freescale restricted stock units, and Mr. Perkins received 10,041 Freescale restricted stock units. These restricted stock unit awards are valued based on the closing market price per share of Class A Common Stock on the trading day immediately prior to the date of grant, or $19.16. These restricted stock units vest in their entirety upon the second anniversary of the date of grant.

On May 11, 2005, Mr. Mayer received 142,405 Freescale restricted stock units, Mr. Campbell received 45,042 Freescale restricted stock units, Mr. Fink received 42,405 Freescale restricted stock units, Mr. Grimme received 43,987 Freescale restricted stock units, and Mr. Perkins received 42,932 Freescale restricted stock units. These restricted stock unit awards are valued based on the closing market price per share of Class A Common Stock on the day immediately prior to the date of grant, or $18.96. These restricted stock units vest in four annual installments, with the first installment vesting on May 11, 2006.

At December 31, 2005, Mr. Mayer held 505,866 restricted stock units with a value of $12,742,765; Mr. Campbell held 85,519 restricted stock units with a value of $2,154,224; Mr. Fink held 85,329 restricted stock units with a value of $2,149,438; Mr. Grimme held 78,987 restricted stock units with a value of $1,989,683; and Mr. Perkins held 79,223 restricted stock units with a value of $1,995,627. The value of these restricted stock units was determined using the closing market price of Freescale Class A Common Stock on the last trading day of the year, December 30, 2005, of $25.19. No dividends were paid on Freescale Class A Common Stock or restricted stock units in 2005.

(5)	Amounts shown represent (a) options to acquire Freescale Class A Common Stock granted under the 2005 Omnibus Plan on May 11, 2005; (b) options to acquire Freescale Class A Common Stock granted under the 2004 Omnibus Plan on or after the Contribution Date; (c) for Mr. Mayer, SARs for Freescale Class A Common Stock granted under the 2004 Omnibus Plan, and (d) options to acquire Freescale Class A Common Stock issued on the Distribution Date upon conversion of options to acquire Motorola common stock that remained unvested on the Distribution Date.

On July 16, 2004, Freescale granted stock options to purchase 750,000, 70,000, 55,000, 55,000 and 60,000 shares of Class A Common Stock to each of Messrs. Mayer, Campbell, Fink, Grimme, and Perkins, respectively. The option grants vest over three years, with 33% vesting on each of the first two anniversaries of the grant date and the remaining 34% on the third anniversary of the grant date, for each of the Named Executive Officers except Mr. Mayer. Mr. Mayer’s option grant vests over three years, with 33% vesting on May 17, 2005, and 33% and 34%, respectively, vesting on each anniversary thereafter.

On July 16, 2004, Freescale granted to Mr. Mayer 27,000 SARs for Class A Common Stock which vest over three years, with 33% vesting on May 17 of 2005 and 2006, and the remaining 34% vesting on May 17, 2007.

All unvested Motorola stock options held by the Named Executive Officers on the Distribution Date were converted into options to acquire Freescale Class A Common Stock pursuant to the terms of the Conversion Plan.

The unvested Motorola options were converted into Freescale options at a conversion ratio based on the closing price of Motorola common stock on the Distribution Date divided by the opening price of Freescale Class A Common Stock on the day after the Distribution Date. The Freescale options issued upon conversion have the same terms and conditions, including the same vesting provisions and exercise periods as the unvested Motorola options had immediately prior to the Distribution Date, except to the extent otherwise provided under local law.

Options to acquire Motorola common stock that were granted in 2003 and had vested as of the Distribution Date were not converted into options to acquire Freescale Class A Common Stock. The Named Executive Officers have the right to exercise their vested Motorola stock options in accordance with the terms of the Motorola stock option plan under which they were granted and the terms of their respective grants.

On May 11, 2005, Freescale granted stock options to purchase 254,295, 80,000, 70,000, 70,000 and 70,000 shares of Class A Common Stock to each of Messrs. Mayer, Campbell, Fink, Grimme, and Perkins, respectively. The option grants vest in four equal annual installments.

(6)	These figures for 2003 include: (a) the following amounts for imputed income associated with premiums paid under the term life portion of the split-dollar life insurance for: Mr. Campbell, $482; Mr. Grimme, $437; and Mr. Perkins, $441; and (b) the following contributions made by Motorola to the 401(k) Plan in 2003 for: Mr. Campbell, $6,000; Mr. Grimme, $6,000; and Mr. Perkins, $6,000.

In addition to any other amounts noted, these figures for 2004 include: (a) the following amounts for imputed income associated with premiums paid under the term life portion of the split-dollar life insurance for: Mr. Campbell, $509; Mr. Grimme, $1,575; and Mr. Perkins, $325; and (b) the following contributions made to the 401(k) Plan in 2004 for: Mr. Campbell, $9,657; Mr. Fink, $966; Mr. Grimme, $10,115; and Mr. Perkins, $9,657.

These figures for 2005 include (a) the following amounts for imputed income associated with premiums paid for executive life insurance for: Mr. Mayer, $2,153; Mr. Campbell, $1,383; Mr. Fink, $1,190; Mr. Grimme, $1,313; and Mr. Perkins, $1,225; and (b) the following matching contributions made to the 401(k) Plan in 2005 for: Mr. Mayer, $10,500; Mr. Campbell, $10,500; Mr. Grimme, $10,500; and Mr. Perkins, $10,500.

(7)	Mr. Mayer’s employment with Freescale commenced on May 17, 2004.

(8)	Mr. Mayer’s reported salary for 2005 is $15,833 higher than the salary established pursuant to the terms of his employment agreement primarily as a result of exchange rate fluctuations for the period of time when Mr. Mayer was employed by Freescale’s wholly-owned U.K. subsidiary.

(9)	As an incentive to join Freescale, Mr. Mayer received a guaranteed signing bonus of $350,000. The remaining $918,750 was earned under the Motorola Plan.

(10)	This amount consists of perquisites costs and reimbursement for income tax liabilities for Mr. Mayer of $238,034, including $94,544 in relocation benefits (plus a reimbursement for income tax liabilities of $2,240), $45,550 for an automobile received by Mr. Mayer upon the termination of the executive automobile program (plus a reimbursement for income tax liabilities of $26,126), and $33,384 aggregate incremental cost of personal aircraft use (plus a reimbursement for income tax liabilities of $14,834).

(11)	This amount consists of perquisite costs for Mr. Mayer of $106,519, including $72,602 in relocation benefits.

(12)	This amount consists of perquisite costs and reimbursement for income tax liabilities for Mr. Campbell of $63,540, including $32,681 for an automobile received by Mr. Campbell upon the termination of the executive automobile program (plus a reimbursement for income tax liabilities of $18,745) and $10,000 for financial planning services.

(13)	These amounts represent awards made pursuant to the Motorola Mid-Range Incentive Plan (the “Motorola MRIP”), a plan established by Motorola in 2003. Mr. Campbell participated in the Motorola MRIP through the Distribution Date on a pro-rata basis. Motorola paid the portion of the awards under the Motorola MRIP attributable to the period commencing on January 1, 2004 and ending on the Distribution Date, and Freescale paid the portion of the awards attributable to the period commencing on the Distribution Date and ending on December 31, 2004.

(14)	This amount consists of perquisite costs and reimbursement for income tax liabilities for Mr. Fink of $57,128, including $29,672 for an automobile received by Mr. Fink upon the termination of the executive automobile program (plus a reimbursement for income tax liabilities of $10,671) and $15,000 for financial planning services.

(15)	This amount consists of perquisite costs and reimbursement for income tax liabilities for Mr. Grimme of $61,832, including $33,132 for an automobile received by Mr. Grimme upon the termination of the executive automobile program (plus a reimbursement for income tax liabilities of $11,915) and $15,000 for financial planning services.

(16)	This amount consists of perquisite costs and reimbursement for income tax liabilities for Mr. Perkins of $56,303, including $34,143 for an automobile received by Mr. Perkins upon the termination of the executive automobile program (plus a reimbursement for income tax liabilities of $12,278) and $8,860 for financial planning services.

Option/SAR Grants in Last Fiscal Year

The following table indicates for each of the Named Executive Officers the number and value of option and SAR grants made during the fiscal year ended December 31, 2005.

Amounts shown represent options to acquire Freescale Class A Common Stock granted under the 2005 Omnibus Plan.

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(6)
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options/ SARs Granted to Employees in Fiscal Year(2)(3)	Exercise or Base Price per Share ($/Sh)	Expiration Date(5)	5% ($)	10% ($)
Michel Mayer	254,295	3.42	18.96	05/11/12	1,962,807	4,574,176
Alan Campbell	80,000	1.08	18.96	05/11/12	617,490	1,439,014
Franz Fink	70,000	*	18.96	05/11/12	540,304	1,259,137
Paul Grimme	70,000	*	18.96	05/11/12	540,304	1,259,137
David Perkins	70,000	*	18.96	05/11/12	540,304	1,259,137

(1)	Options granted under the 2005 Omnibus Plan vest over four years, with 25% vesting on each of the four anniversaries of the grant date. The options have a seven-year exercise period and have an exercise price equal to the closing market price on the trading day immediately prior to the date of grant.
(2)	* indicates less than 1%.
(3)	Based on a total of (a) 1,116,378 options to acquire Freescale Class A Common Stock granted in 2005 under the 2004 Omnibus Plan and (b) 6,311,534 options to acquire Freescale Class A Common Stock granted in 2005 under the 2005 Omnibus Plan.
(4)	All options were granted on May 11, 2005.
(5)	Options granted under the 2005 Omnibus Plan may terminate before their expiration date if the optionee’s status as an employee or consultant is terminated, upon the optionee’s retirement, death or disability, or a change in control.
(6)	In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of the Class A Common Stock appreciated from the date of grant over a period of seven years at an annualized rate of return of 5% and 10%, respectively. These values do not reflect Freescale’s estimate of future stock price appreciation, if any, of the Class A Common Stock. If the stock price does not increase above the exercise price at the time of exercise, realized values to the Named Executive Officers from these options will be zero.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year End Option/SAR Values

The following table indicates for each of the Named Executive Officers the number and value of SARs and options to acquire Motorola Common Stock exercised during the fiscal year ended December 31, 2005 and the value of any unexercised options and SARs at December 31, 2005. No Motorola SARs have been awarded to any Named Executive Officer.

Motorola Stock Options/SARs

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(1)		Value of Unexercised In-the-Money Options/ SARs at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michel Mayer	—	—	—	—	—	—
Alan Campbell	54,984	72,379	—	—	—	—
Franz Fink	25,646	188,379	—	—	—	—
Paul Grimme (2)	81,189	470,485	—	—	—	—
David Perkins	—	—	—	—	—	—

(1)	There were no shares of Motorola Common Stock subject to stock options held by the Named Executive Officers at December 31, 2005.
(2)	The number of shares acquired on exercise consists of 78,230 shares acquired by Mr. Grimme and 2,959 shares acquired by his spouse, Julie Grimme, who is an employee of Freescale. The value realized consists of $451,472 realized by Mr. Grimme and $19,013 realized by his spouse.

The following table indicates for each of the Named Executive Officers the number and value of SARs and options to acquire Freescale Class A Common Stock exercised during the fiscal year ended December 31, 2005 and the value of any unexercised options and SARs at December 31, 2005. No Freescale SARs have been awarded to any Named Executive Officer except Mr. Mayer.

Freescale Stock Options/SARs

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(1)		Value of Unexercised In-the-Money Options/ SARs at FY-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michel Mayer	—	—	259,000	772,295	3,157,210	7,898,678
Alan Campbell	—	—	91,962	174,159	1,356,981	1,818,111
Franz Fink	—	—	40,833	117,381	571,744	1,050,813
Paul Grimme	—	—	60,007	130,884	869,773	1,254,620
David Perkins	94,063	1,339,352	—	161,510	—	1,726,829

(1)	These amounts represent the total number of shares of Freescale Class A Common Stock subject to stock options held by the Named Executive Officers at December 31, 2005.
(2)	Calculated by determining the difference between the $25.19 closing price of Freescale Class A Common Stock underlying the options as reported on the NYSE on the last trading day of the year, December 30, 2005, and the exercise price of the options.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Leadership Committee during the fiscal year ended December 31, 2005 were B. Kenneth West, H. Raymond Bingham, Kevin Kennedy and Krish Prabhu. None of the members has ever been an officer or employee of Freescale or any of its subsidiaries, and no “compensation committee interlocks” existed during the fiscal year ended December 31, 2005.

REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE

The Compensation and Leadership Committee (the “Committee”) is responsible for assisting the Board in discharging its responsibilities related to oversight of Freescale’s compensation programs.

The Committee is comprised solely of non-employee, independent directors. B. Kenneth West serves as the Committee Chair, and H. Raymond Bingham, Kevin Kennedy and Krish Prabhu serve as Committee members. Mr. Prabhu was appointed to the Committee in December of 2005. The Committee meets at scheduled times during the year and periodically considers and takes action by written consent. The Committee also holds regular executive sessions with only the Committee members present. The Committee Chair reports on Committee actions and recommendations at Board meetings. During 2005, the Committee held five regular meetings, seven special meetings and took action by written consent one time.

The Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee.

Compensation Philosophy

Freescale’s Board believes that management strength and leadership are the most important factors in the long-term success of the business. Therefore, a principal objective of the Board and management must be to attract, motivate, and retain the most competent professionals within the dynamic and highly competitive semiconductor industry. The Board believes that well-designed compensation programs are critical to attracting the right people and that those programs can significantly impact behaviors and create a successful company in the best long-term interests of stockholders.

In accordance with this philosophy, the Committee is guided by the following principles in structuring and administering compensation programs. Compensation programs should:

•	Align the interests of management with long-term stockholder interests;

•	Provide the best possible balance of value to employees and cost to stockholders;

•	Be fair, reasonable and market oriented in comparison to similar positions in comparable firms while maintaining internal equity;

•	Motivate management to maximize long-term performance as well as to focus on targeted short-term objectives;

•	Incorporate an increasing proportion of variable and at-risk compensation as levels of responsibility and the ability to affect results increase;

•	Recognize individual contribution in a performance-driven culture through application of specific performance criteria that, to the maximum extent possible, are quantifiable;

•	Provide extraordinary rewards only for extraordinary performance; and

•	Be fully transparent to participants and stockholders.

Freescale’s compensation programs are designed to support our short-term business objectives and to achieve our long-term strategies. Consistent with these principles, executive compensation programs in 2006 incorporate a higher proportion of variable and at-risk compensation than in 2005. These programs include base salaries, a short-term bonus plan, stock options, restricted stock units and performance-based restricted stock units. In 2006, the Committee expects that equity awards to the executive officers, including the Named Executive Officers, will consist of stock options with time-based vesting requirements, restricted stock unit awards with time-based vesting requirements and restricted stock units with performance-based vesting requirements.

Peer Group

Our general policy is to target total pay levels at the 50th percentile of the relevant peer group. The Committee has engaged an outside consulting firm to assist in establishment of appropriate competitive benchmarks for each position and to provide data and advice to the Committee. That firm is accountable solely to the Committee, and it has no other significant business relationship with Freescale.

Peer groups are identified through a rigorous process using several factors including industry similarity, size (generally defined by total revenues) and comparability of labor markets and product offerings. Additional factors considered include market capitalization, research and development investment and financial performance.

The semiconductor companies in the peer group include Advanced Micro Devices, Agere, Analog Devices, Broadcom Corp., Intel, LSI Logic, Maxim Integrated Products, Micron Technology, National Semiconductor, Nvidia, Qualcomm and Texas Instruments. Additional companies in the peer group include Agilent, Apple, Applied Materials, Cisco, EMC, Lexmark International, Lucent, Maxtor, NCR Corp., Oracle, Seagate and Sun Microsystems.

Components of Freescale’s Compensation Programs

Each element of Freescale’s executive compensation programs is designed with specific objectives in mind. The goal is to provide highly competitive pay with a mix of fixed and variable compensation linked to individual, business unit, and total company performance, with the blend dependent on each individual’s level of responsibility and ability to affect the results of the business. This strategy is designed to motivate Freescale’s executive officers to create long-term value for Freescale’s stockholders.

Base Salary

The Committee targets base salaries for executive officers at or near the median of the base salary levels paid for similar positions at peer companies.

There was no significant increase in the base salaries of our executive officers from 2004 to 2005. For 2005, the Committee reviewed the base salary of each executive officer in relation to each executive officer’s critical skills and performance to determine whether the base salary was competitive with Freescale’s peer group. Based on that review, the Committee concluded that the base salaries of Freescale’s executive officers were market-competitive. For 2006, based on similar considerations, the Committee determined that in a majority of cases no salary increase for the executive officers was necessary.

Bonus

The principal objective of Freescale’s short-term bonus plan is to improve performance in targeted areas. The factors on which the bonus pool is based can vary from year-to-year and may include such measures as cash flow, earnings, net profit, revenue, customer satisfaction and quality, among others. Payouts are targeted against measurable predetermined goals. At target, the total bonus pool available for Named Executive Officers is 5% of consolidated operating earnings. Actual bonus payments to Named Executive Officers are determined and may be adjusted by the Compensation Committee based on the achievement of various operational and financial metrics, including earnings, revenue and customer satisfaction and quality.

2005 Freescale Bonus Plan

For 2005, all non-sales Freescale employees, including executive officers, were included in the 2005 Freescale Bonus Plan (adopted in accordance with the Freescale Omnibus Incentive Plan of 2005), a cash-based pay-for-performance incentive plan. The specific bonus payments vary based upon each employee’s individual incentive target, individual performance factor and a business performance factor.

Individual incentive targets vary by level of employee, and are based on market-competitive data. For 2005, the individual incentive targets for Freescale Named Executive Officers ranged from 65% to 150% of their respective base salaries. For 2006, the individual incentive targets for Freescale Named Executive Officers will range from 75% to 150% of their respective base salaries.

The business performance factor measures overall company and business-segment performance. The business performance factor is calculated using a formula that weights the company and business-segment achievement of certain objectives against specific pre-established performance objectives. For 2005, the weighting was (i) 50% operating earnings, (ii) 20% operating cash flow, (iii) 10% revenue growth, (iv) 10% customer satisfaction and (v) 10% quality. For 2006, in an effort to more closely align the 2006 Bonus Plan with Freescale’s strategic objectives for 2006, the Committee has modified the business performance factor weightings as follows: (i) 60% operating earnings, (ii) 30% revenue growth and (iii) 10% customer satisfaction and quality.

The individual performance factor for each employee is based upon an evaluation of an individual’s contribution to Freescale and may range from zero to 2.0x.

Based upon these factors, the Committee approved total bonus payments to the Named Executive Officers under the 2005 Freescale Bonus Plan of $2,457,000.

2004 Incentive Plan

The 2004 Freescale Incentive Plan was established by the pre-IPO Board as an incentive to motivate select executive and other senior officers to achieve exceptional financial performance. Participation in this two-year plan was limited to select members of Freescale’s senior management (including all of the Named Executive Officers, except Mr. Mayer, whose compensation arrangement is described below). Plan awards were based on predetermined targets approved by this Committee for Freescale’s operating earnings and revenue growth in 2005. There were no payouts under this plan for fiscal year 2005. This plan will not be in effect for fiscal year 2006.

Stock Options and Restricted Stock Units

The primary goal of granting equity incentives is to focus management on the long-term performance goals of Freescale. This aligns the interests of management and stockholders since the rewards associated with stock options and restricted stock units are tied directly to stockholder return.

During 2005, Freescale granted stock options to approximately 2,800 employees, including executive officers, with an aggregate Black-Scholes value as of the date of grant of approximately $87 million. These options vest and become exercisable in four equal annual installments, with the first installment vesting on the first anniversary of the grant date in 2006. The exercise price for the stock options was set at the closing market price of Freescale Class A Common Stock on the date immediately prior to the date of the grant. The stock options expire in 2012. During 2005, Freescale granted restricted stock unit awards to approximately 7,000 employees, including executive officers with an aggregate value calculated based on the market price of Freescale Class A Common Stock on the date of grant of approximately $132 million. These restricted stock unit awards vest in four equal annual installments, with the first installment vesting on the first anniversary of the grant date in 2006.

During 2005, Freescale granted a total of 544,295 stock options to the Named Executive Officers with a total Black-Scholes value of approximately $5.77 million calculated as of the date of each grant. These options represent approximately 7% of all options granted to Freescale employees in 2005. During 2005, Freescale granted a total of 356,991 restricted stock unit awards to the Named Executive Officers with a total value of approximately $6.78 million calculated as of the date of each grant. These restricted stock units represent 5% of all restricted stock units granted to Freescale employees in 2005.

In 2005, Freescale granted a total of 952,009 restricted stock unit awards in addition to those described above to approximately 90 employees designated by the company for exceptional performance and leadership skills. These employees, known as the Freescale Leadership Team, received a grant of restricted stock units calculated by dividing each employee’s annual base annual salary by $18.96, which was the closing market price of our Class A Common Stock on the date immediately prior to the date of grant. These restricted stock unit awards vest in four equal annual installments, with the first installment vesting on the first anniversary of the grant date in 2006. The Committee expects that it will also make additional equity grants in 2006 to the members of the 2006 Freescale Leadership Team.

The aggregate number of equity awards and equity award participants in 2005 were higher than the amount and level expected in 2006. The intent of the 2005 awards was to create widespread equity ownership in the newly public company. With a broad base of employees now aligned with stockholder interests through stock ownership, the Committee believes that similar levels of grants and participation are not necessary from a market competitive perspective.

Equity Ownership Guidelines

Freescale has adopted Equity Ownership Guidelines for certain executives and employees to align their interests with stockholders through stock ownership. Each member of the Freescale Leadership Team (other than Senior Vice Presidents who are addressed below) must acquire and hold common stock, restricted stock and restricted stock units in a minimum amount equal to the lesser of their annual base salary or 10,000 shares. Each Senior Vice President must acquire and hold common stock, restricted stock and restricted stock units in a minimum amount equal to the lesser of three times their annual base salary or 55,000 shares. The Chief Executive Officer must acquire and hold common stock, restricted stock and restricted stock units in a minimum amount equal to the lesser of five times his or her annual base salary or 210,000 shares. These employees have three years from the date they are appointed to the Freescale Leadership Team, or elected to office, to reach the required ownership level.

Executive Benefits and Perquisites

Consistent with the guiding principle of offering competitive total compensation, in 2005 the Committee reviewed and revised the perquisites available to Freescale executive officers. Prior to or during 2005, certain executive perquisites covering Freescale executive officers were eliminated, including the executive vehicle program and home security program. The principal executive perquisite programs that Freescale provided to its executive officers in 2005 included use of Freescale aircraft (as described below), supplemental life insurance, supplemental accidental death and dismemberment insurance, financial planning, deferred compensation and an executive health program. The cost of these principal executive perquisite programs to Freescale in 2005 for the Named Executive Officers was $476,837, including amounts paid to Named Executive Officers as tax gross-ups associated with these perquisites. For 2006, the Committee has eliminated all executive perquisites, except deferred compensation and an executive health program.

Other than the Chief Executive Officer, no Freescale executive officer or employee may use Freescale’s aircraft for personal use. In 2005, the Board amended Freescale’s aircraft use policy. The amended policy allows (i) the Chief Executive Officer 50 hours of aircraft use for personal travel; and (ii) the spouse of the Chief Executive Officer to accompany the Chief Executive Officer on business travel. The policy further provides that (a) Freescale will not gross-up the tax liability attributable to the Chief Executive Officer as a result of his personal use of Freescale’s aircraft and (b) Freescale will gross-up the tax liability resulting from the spouse of the Chief Executive Officer accompanying the Chief Executive Officer on business travel. For 2005, the total value of this benefit to the Chief Executive Officer, based on the aggregate incremental cost to Freescale, was approximately $33,384. In addition, Freescale paid $15,471 as a tax gross-up associated with this benefit in 2005.

CEO Compensation

Mr. Mayer’s compensation consists of base salary, cash bonus, stock options, restricted stock units and certain other benefits. Mr. Mayer’s base salary and minimum bonus target for 2005 were governed by his employment agreement (“Employment Agreement”) approved by the pre-IPO Board and entered into with Freescale effective May 17, 2004. The terms of the Employment are described in detail in this Proxy Statement in the section entitled “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

Mr. Mayer’s Base Salary

In accordance with the terms of the Employment Agreement, Mr. Mayer’s annual base salary for 2005 was $800,000; however, Mr. Mayer was paid $815,833 with the excess primarily due to exchange rate fluctuations for the period of time when Mr. Mayer was employed by Freescale’s wholly-owned U.K. subsidiary. Mr. Mayer’s base salary for 2006 has been established at $800,000.

Mr. Mayer’s 2005 Annual Bonus Award

The Committee established performance targets to determine the amount of Mr. Mayer’s annual cash bonus, with the target bonus guaranteed to be no less than 125% of his base salary pursuant to the terms of the Employment Agreement. In 2005, to provide additional at-risk incentive compensation for Mr. Mayer, the Committee increased Mr. Mayer’s target bonus to 150% of his base salary based on a competitive analysis.

Subsequent to the end of fiscal year 2005, the Board, based upon the Committee’s recommendation, awarded Mr. Mayer a cash bonus of $1,356,000. The Committee’s decision was based on a number of factors, including the same predetermined metrics used for all employees under the 2005 Freescale Bonus Plan described above under “2005 Freescale Bonus Plan” on page 29. The Committee also considered qualitative factors such as management and employee diversity, the strength and performance of Freescale’s senior management team and Mr. Mayer’s relationship and performance with regard to the Board of Directors.

For 2006, the Committee has again established performance targets to determine the amount of Mr. Mayer’s annual cash bonus and has established a target bonus at 150% of Mr. Mayer’s base salary.

Mr. Mayer’s 2005 Stock Options

On May 11, 2005 Mr. Mayer was granted an option to purchase 254,295 shares of Freescale Class A Common Stock with a per share exercise or grant price equal to $18.96 and a Black-Scholes value on the date of grant of approximately $2.7 million. The stock option grant has a seven-year term and will vest in four equal annual installments, subject to Mr. Mayer’s continued employment with us through each such date. The first installment will vest on May 11, 2006.

Mr. Mayer’s 2005 Restricted Stock Units

On May 11, 2005 Mr. Mayer was granted 142,405 restricted stock units for Freescale Class A Common Stock. This grant will vest in four equal annual installments with the first installment vesting May 11, 2006, subject to Mr. Mayer’s continued employment with us through each such date. The market price of Freescale Class A Common Stock was $18.96 on the date of this grant, resulting in a total market value of the grant of $2.7 million.

Mr. Mayer’s Benefits and Perquisites

During the term of Mr. Mayer’s employment agreement, Mr. Mayer is eligible to participate in all long-term incentive plans and health and welfare, perquisite, fringe benefit and other arrangements generally available to other senior executives, including use of Freescale aircraft (as described above under “Executive Benefits and Perquisites”).

In 2005, Mr. Mayer received perquisites and other benefits with a total value of $238,034 consisting of an automobile (gifted by Freescale upon the termination of the vehicle program), relocation benefits, personal aircraft use (valued at incremental cost), imputed income for the use of a company car, executive health benefits and tax gross-ups (based on the value of certain perquisites).

Pursuant to the Employment Agreement, Mr. Mayer will receive change in control benefits under our Officer Change in Control Severance Plan or any successor change in control plan or program. If Freescale no longer maintains the Officer Change in Control Severance Plan, Freescale will provide Mr. Mayer with no less favorable benefits and protection under an alternative program or arrangement. In addition, upon a change in control of Freescale, all equity-based awards granted to Mr. Mayer will become fully vested and exercisable, all performance goals will be deemed achieved at target levels, all performance stock will be delivered as promptly as practicable and all performance units, restricted stock units and other incentive awards will be paid out as promptly as practicable. If Freescale adopts an equity incentive plan or a severance plan for senior executives with change in control benefits more generous than the benefits provided to Mr. Mayer under the agreement, Mr. Mayer will be entitled to those benefits.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1 million for the compensation paid to Named Executive Officers unless certain requirements are met. The Committee generally manages Freescale’s incentive programs to maximize the compensation that qualifies for the performance-based exemption. The Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate under the principles of the Board’s compensation philosophy. The Board reserves the right to award compensation to Named Executive Officers which may not be exempt from Section 162(m) limitations on deductibility if the Committee determines that awarding that compensation is in Freescale’s best interest.

The Committee believes that the executive compensation policies and plans it has established for Freescale provide the necessary total compensation programs to properly align the interests of executives and stockholders. In addition, the Committee has determined that Mr. Mayer’s and the four other most highly compensated executive officers’ total compensation (including potential payouts in the case of severance and change in control scenarios) in the aggregate is reasonable and not excessive.

B. Kenneth West, Chair

H. Raymond Bingham

Kevin Kennedy

Krish Prabhu

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL ARRANGEMENTS

Michel Mayer Employment Agreement

On May 14, 2004, we entered into an employment agreement with Mr. Mayer, effective as of May 17, 2004. The agreement has an initial term of four years but, commencing on May 17, 2007, the term will be extended for one year on each anniversary of the effective date of the agreement unless either party delivers notice to the other party of its intention not to extend the term. During the term, Mr. Mayer will serve as our Chief Executive Officer, with such duties and responsibilities as are commensurate with the position, and will report directly to our Board. Mr. Mayer also serves as Chairman of our Board.

During the term, Mr. Mayer will be paid an annual base salary of not less than $800,000. Beginning in 2005, the base salary was reviewed for increase when we reviewed the salaries of senior executives generally. For each fiscal year completed during the term, Mr. Mayer will also be eligible to receive an annual cash bonus based upon performance targets established by the Compensation and Leadership Committee, but in no event will his annual target bonus be less than 125% of his annual base salary. Mr. Mayer’s annual bonus for fiscal year 2005 was based on the 2005 Freescale Bonus Plan goals for our performance for 2005. In 2004, Mr. Mayer also received a signing bonus in the gross amount of $350,000. During the term, Mr. Mayer will also participate in our long-term incentive welfare, retirement, perquisite and fringe benefit, and other benefit plans and programs generally available to other senior executives, provided that any severance payments or benefits to be received under any severance benefit plans, practices, policies and programs shall be offset and reduced by any severance benefits or payments received under the agreement. Mr. Mayer will participate at the Tier 1 level in our Officer Change in Control Severance Plan or any successor change in control plan or program. If we adopt a change in control severance plan for senior executives generally with change in control benefits more generous than the benefits provided to Mr. Mayer under the agreement, Mr. Mayer will be entitled to those benefits offset and reduced by any severance benefits or payments received under the agreement.

Pursuant to the Employment Agreement, on July 16, 2004 Mr. Mayer was granted an option to purchase 750,000 shares of Freescale Class A Common Stock and 27,000 SARs with a per share exercise or grant price equal to $13.00. The stock option and stock appreciation rights have ten-year terms and vest in three substantially equal annual installments with the first installment having vested on May 17, 2005, subject to Mr. Mayer’s continued employment with us through each such date.

Also pursuant to the Employment Agreement, we granted Mr. Mayer 484,615 restricted stock units under our 2004 Omnibus Plan, which vest in four substantially equal annual installments on each of the first four anniversaries of the effective date of the agreement, subject to Mr. Mayer’s continued employment with us through each such date.

If Mr. Mayer’s employment is terminated by us, except for cause (as defined in the agreement), death or disability, or if he resigns for good reason (as defined in the agreement), he would be eligible to receive, subject to his execution of a release: (1) a cash payment equal to the sum of his unpaid annual base salary and any accrued vacation pay through the date of termination, outstanding reimbursable business expenses and his annual cash bonus for the year preceding the date of termination of employment (if not previously paid); (2) a cash payment equal to two times the sum of his annual base salary and his target bonus; (3) continued medical and life insurance benefits for two years following the date of termination; and (4) any other amounts or benefits required to be paid or provided or which he is eligible to receive, based on accrued benefits through the date of termination. If the date of termination occurs while a portion of the stock option remains unvested, the stock option vesting installment that would have next vested following the date of termination will vest and become exercisable as of the date of termination. If the date of termination occurs while a portion of the restricted stock units remains unvested, the restricted stock unit vesting installment that would have next vested following the date of termination will vest and become exercisable as of the date of termination.

Mr. Mayer was entitled to reimbursement for all reasonable legal fees and expenses reasonably incurred by him in connection with the negotiation and preparation of the agreement, subject to a maximum of $50,000 and we will reimburse him for all legal costs and expenses reasonably incurred by him in connection with any dispute under the agreement so long as he substantially prevails in such dispute.

Mr. Mayer has agreed not to use or disclose any confidential information during or following his termination of employment with us. In addition, during his employment and for a period of two years thereafter, Mr. Mayer has agreed not to solicit our employees, compete with our business or solicit our customers and has further agreed that, during and after his employment with us, he will assist us in the defense of any claims or potential claims against us.

Officer Change in Control Severance Plan

The Officer Change in Control Severance Plan provides for the payment of benefits in the event that: (1) an officer terminates his or her employment for “good reason” (as defined in the Officer Change of Control Severance Plan) within two years of a Change in Control (as defined in the 2004 Omnibus Plan), or (2) the officer’s employment is terminated for any reason other than termination for “good cause” (as defined in the change of control severance plan), disability or death within two years of a Change in Control in Freescale. In addition to unpaid salary for accrued paid time off and accrued salary and annual bonus through the termination date, the amount of the benefits payable to an officer entitled thereto would be equal to the sum of: (1) a multiple of the greater of the officer’s highest annual base salary in effect during the three years immediately preceding the change in control and the annual base salary in effect on the termination date; (2) a multiple of the highest annual bonus received by the officer during the immediately preceding five fiscal years ending on or before the termination date; and (3) a pro rata target bonus for the year of termination. The multiples referred to in the preceding sentence are two or three depending upon the seniority of the officer, with the Named Executive Officers having a multiple of three. The officer would also receive continued medical and insurance benefits for three years. In the event the officer is subject to the excise tax under Section 4999 of the Internal Revenue Code, we will make a tax reimbursement payment to the executive officer to offset the impact of such excise tax. The plan’s term is for three years, subject to automatic one-year extensions unless the Board gives prior notice that it does not wish to extend the Plan. In addition, if a Change in Control occurs during the term, the plan continues for two years after the Change in Control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Julie Grimme, the spouse of Paul Grimme, one of our Named Executive Officers, is a full time employee of Freescale. In 2005, Freescale paid Mrs. Grimme a total of $101,347 in salary and bonus. Ms. Grimme also received 250 restricted stock unit awards.

Freescale has contracted with a third party service provider to provide relocation benefits for employees, including executive officers, which may constitute related party transactions. These relocation benefits include home marketing assistance to help sell an employee’s home, a guaranteed buyout in the event the home does not sell within 90 days of marketing, home purchase assistance, reimbursement of certain out-of-pocket expenses related to relocating, cash advances on the equity of the home, shipment of household goods, temporary living and an allowance for relocation costs. These relocation benefits are available to all eligible employees, except that advances on the equity of a home may not be made to executive officers, and if an employee who has received an equity advance becomes an executive officer, the advance must be immediately repaid.

STOCK PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Composite Stock Price Index and the Philadelphia Semiconductor Index (assuming a $100 investment in each vehicle at the earliest date shown, and the reinvestment of dividends, if any). As discussed in this Proxy Statement in the Report of the Compensation and Leadership Committee, for compensation purposes, we use a broader group of companies than the companies included in the Philadelphia Semiconductor Index.

The following graph compares the cumulative total stockholder return on our Class A and Class B Common Stock to that of the S&P 500 Composite Stock Price Index and the Philadelphia Semiconductor Index from the date on which our Class A Common Stock began trading on the NYSE (July 16, 2004) and the date on which our Class B Common Stock began trading on the NYSE (December 3, 2004), through December 31, 2005:

REPORT OF THE AUDIT AND LEGAL COMMITTEE

The Audit and Legal Committee of the Board is comprised solely of independent directors as defined in the applicable NYSE and SEC rules. For fiscal year 2005, H. Raymond Bingham served as Chair, and Stephen P. Kaufman and Kevin Kennedy served as members of the Audit and Legal Committee. The Audit and Legal Committee includes at least one independent director determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Mr. Bingham is the independent director who has been determined to be an audit committee financial expert.

The Audit and Legal Committee operates pursuant to a written charter, which was most recently amended by the Board in March 2005 and was attached to last year’s Proxy Statement. The amended Audit and Legal Committee charter is posted on the investor relations page of Freescale’s website at investors.freescale.com. The Audit and Legal Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the Audit and Legal Committee appoints and retains the independent auditors and oversees the integrity of Freescale’s financial statements, accounting policies, internal controls and financial reporting practices, Freescale’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of Freescale’s internal audit function and the independent auditors on behalf of the Board.

In this context, the Audit and Legal Committee has reviewed and discussed the audited financial statements with Freescale’s management and its independent auditors, KPMG LLP. The Audit and Legal Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, KPMG LLP provided the Audit and Legal Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit and Legal Committee discussed with KPMG LLP its independence from Freescale and its management. The Audit and Legal Committee has also considered whether the provision of other non-audit services by KPMG LLP to Freescale is compatible with the auditors’ independence and has concluded that it is.

In reliance on the reviews and discussions referred to above, the Audit and Legal Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Freescale’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

AUDIT AND LEGAL COMMITTEE

H. Raymond Bingham, Chair

Stephen P. Kaufman

Kevin Kennedy

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as Freescale’s independent public accountants for the fiscal year ended December 31, 2005 and is serving in such capacity for the current fiscal year. The Audit and Legal Committee appoints and engages the independent public accountants annually. The decision of the Audit and Legal Committee is based on a review of both the audit scope and estimated audit fees.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders at the Annual Meeting.

The aggregate fees for professional services billed by KPMG LLP to Freescale were $3.3 million in 2005 and $5.5 million in 2004. Fees billed by KPMG LLP for periods prior to the 2004 audit and all fees related to Freescale’s separation from Motorola were approved by the Motorola Audit and Legal Committee prior to the IPO.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered in connection with the audit of Freescale’s annual financial statements, the review of Freescale’s quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $3.3 million in 2005 and $5.0 million in 2004. The fees billed in 2004 included fees paid through allocations and charges from Motorola for reviews of Freescale’s components of Motorola’s consolidated financials and Sarbanes-Oxley 404 audits while Freescale was a subsidiary of Motorola. This total also included fees incurred for registration statements.

Audit-Related Fees

There were no fees for audit-related services rendered by KPMG LLP in 2005 or 2004.

Tax Fees

There were no fees for tax compliance, tax advice and tax planning services rendered by KPMG LLP in 2005. The aggregate fees billed by KPMG LLP for professional services for tax compliance, tax advice and tax planning were $0.5 million in 2004. These fees primarily related to consultation for Freescale’s separation from Motorola.

All Other Fees

There were no fees for other services rendered by KPMG LLP in 2005 or 2004.

Audit and Legal Committee Pre-Approval Policies

In addition to retaining KPMG LLP to audit Freescale’s consolidated financial statements for 2005, KPMG LLP and certain other accounting and consulting firms were retained to provide advisory, auditing and consulting services in 2005. The Audit and Legal Committee is required to pre-approve all audit and non-audit services, and fees charged, by KPMG LLP.

The Audit and Legal Committee has formal policies and procedures in place with regard to the approval of all professional services provided by KPMG LLP to Freescale. Below is a summary of the 2005 policies and procedures.

The Audit and Legal Committee provided approval to authorize payment for any “Audit” and “Audit-Related” services up to an approved budget. During 2005, the Audit and Legal Committee provided Freescale’s

Corporate Controller with the authority to pre-approve non-budgeted fees of less than $25,000, so long as the services are included in the list of services approved by the Audit and Legal Committee. The Corporate Controller is required to report any approval decisions to the Audit and Legal Committee at its next regular meeting. At each regular Audit and Legal Committee meeting, the Audit and Legal Committee reviews, and if necessary, approves an updated estimate of the annual Audit and Audit-Related fees in comparison to the overall budget.

With regard to “Tax” services, there were no prior approvals or budgets for Tax fees and services. The Audit and Legal Committee provides Freescale’s Corporate Controller with the authority to pre-approve non-budgeted fees of less than $25,000, so long as the services are included in the list of services approved by the Audit and Legal Committee. The Corporate Controller is required to report any approval decisions to the Audit and Legal Committee at its next regular meeting. At each regular Audit and Legal Committee meeting, the Audit and Legal Committee reviews and approves any Tax fees and services.

With regard to “Other” services, there were no prior approvals or budgets for Other fees and services. The Audit and Legal Committee provides Freescale’s Corporate Controller with the authority to pre-approve non-budgeted fees of less than $25,000, so long as the services are included in the list of services approved by the Audit and Legal Committee. The Corporate Controller is required to report any approval decisions to the Audit and Legal Committee at its next regular meeting. At each regular Audit and Legal Committee meeting, the Audit and Legal Committee reviews and approves any Other fees and services.

In 2005, management did not approve any services that were not on the list of services pre-approved by the Audit and Legal Committee.

OTHER BUSINESS

Management does not know of any business, other than that described in this proxy statement, that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By order of the Board of Directors,

JOHN D. TORRES

Secretary

Austin, Texas

ADMISSION TICKET Annual Meeting of Stockholders Freescale Semiconductor, Inc. The Austin Convention Center 500 East Cesar Chavez Street Austin, Texas 78701 April 21, 2006 8:30 A.M. CDT ADMIT ONE	ADMISSION TICKET Annual Meeting of Stockholders Freescale Semiconductor, Inc. The Austin Convention Center 500 East Cesar Chavez Street Austin, Texas 78701 April 21, 2006 8:30 A.M. CDT ADMIT ONE

You should present this admission ticket in order to gain admittance to the April 21, 2006 Annual Meeting of Stockholders.

This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

April 21, 2006

The stockholder(s) hereby appoint(s) John Torres and Mark Mouritsen, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B Stock of Freescale Semiconductor, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Central Daylight Time, on April 21, 2006, at The Austin Convention Center, 500 East Cesar Chavez Street, Austin, Texas 78701, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Freescale Semiconductor, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Freescale Semiconductor, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FRSEM1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FREESCALE SEMICONDUCTOR, INC.

Vote on Directors

1. To elect two members of our Board of Directors, whose terms are described in this proxy statement.	For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

Nominees: 01) Kevin Kennedy 02) Michel Mayer	☐	☐	☐	______________________________________

	For	Against	Abstain
Vote on Proposals

2. To ratify the appointment of the independent registered public accounting firm of KPMG LLP, our independent auditors, for fiscal 2006.	☐	☐	☐

3. To transact other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Mark box at right if comments have been noted on the reverse side of this card.			☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date